Exhibit 10.4

3000 PARK LANE

OFFICE LEASE

LANDLORD:	PARK LANE ASSOCIATES L.P.

TENANT:	INTERNATIONAL REHABILITATION ASSOCIATES, INC.

Dated for reference purposes as of: September 21, 1990

PARK LANE ASSOCIATES L.P.

Lease Date Tenant

Basic Lease Information

September 21, 1990

Address

INTERNATIONAL REHABILITATION ASSOCIATES, INC.

1205 Westlakes Drive, Suite 300

Berwyn, PA 19312

Contact Person

Kathryn A. Leisner

Phone

(215)889-2959

Landlord

PARK LANE ASSOCIATES L.P.

Address

C/O Oliver Realty/Grubb & Ellis

2800 Two Oliver Plaza

Pittsburgh, PA 15222

Phone

(412) 281-0100

Building

As described in Paragraph 1.1 of the Lease.

Total Rentable Area of Building Office Space

107,333 Rentable Square Feet

Rentable Area* of Premises

45,000 rentable square feet; broken down

22,643 rsf on third,19,621 rsf on second floor

and 2,736 rsf on the first floor

Suite

200

Floor (s)

Entire third and second floor and part of first floor

Rentable Area

45,661 rentable square feet

Term

Six (6) years

Proposed Commencement Date

(Subject to 2.1-and 6.1)

January 7, 1991

Expiration Date (Subject to Lease Provisions)

January 6, 1997

Annual Base Rental

$18.75 per rentable square foot(rsf)for years

1-6, with months 1-10 abated

*	Rentable areas are calculated in accordance with Exhibit C and are subject thereto.
1

Tenant’s Share of Excess Expenses (Subject to Lease Provisions)

Forty-one and 93/100 percent (42.54%)

Tenant’s Share of Excess Taxes (Subject-to Lease Provisions)

Forty-one and 93/100 percent (42.54%)

Excess Taxes Base

$2.50 per rentable square foot

Excess Expenses Base

$3.00 per rentable square

Use

General Office Purposes

Security Deposit

NONE

Date prior to which Tenant shall deliver plans

Other

The initial ten (10) months of rent will be abated; Landlord to provide turnkey construction based on tenants specifications per 09/14/90 fax to Hillman Co.; Renewal options - see rider to lease; right of second offer - See rider to lease

Broker

Coldwell Banker Commercial and Oliver

Realty/Grubb & Ellis

The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease.

PARK LANE ASSOCIATES L.P.

INTERNATIONAL REHABILITATION

A PA Limited Partnership

ASSOCIATES, INC.

A Delaware Corporation

By:

Parklane Properties, Inc.,

By

General Partner

Kathryn A. Leisner

Its

Assistant Secretary

By:

/s/ Charles H. Bracken

Charles H. Bracken

Assistant Secretary & Assistant Treasurer

2

3

TABLE OF CONTENTS

ARTICLE	DESCRIPTION	PAGE

23.	Limitation of Landlord’s Liability	26

24.	Access to Premises	26

25.	Notices	27

26.	No Waiver	28

27.	Tenant’s Certificates	28

28.	Rules and Regulations	29

29.	Security Deposit	29

30.	Authority	30

31.	Miscellaneous	30

	EXHIBIT A - Floor Plan

	EXHIBIT B - Description of Land

	EXHIBIT C - Work Agreement

	EXHIBIT D - Form of Subordination of Mortgage Agreement

	EXHIBIT E - Rules & Regulations

	EXHIBIT F - Commencement Date Agreement

	EXHIBIT G - Construction Critical Path

	Rider to Lease

4

OFFICE LEASE

THIS LEASE is made and entered into this 21st day of September, 1990, by and between PARK LANE ASSOCIATES L.P., a Pennsylvania limited partnership, (herein called “Landlord”), and INTERNATIONAL REHABILITATION ASSOCIATES, INC., a Delaware Corporation, (herein called “Tenant”).

W I T N E S S E T H:

Landlord and Tenant hereby covenant and agree as follows:

1. PREMISES

1.1 Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those premises (herein called the “Premises”) in the building known as 3000 Park Lane, in North Fayette Township, Pennsylvania (herein called the “Building”), comprising the area substantially as shown on the floor plan or plans attached hereto as Exhibit A. The Premises are located on the floors of the Building that are specified in the Basic Lease information. The term “Building” includes the LAND upon which the Building stands and which is described in Exhibit B attached hereto (the “Land”), all easements and rights appurtenant to the Land and Building, all parking facilities located on the Land, and all improvements serving the Building and designated from time-to-time by Landlord as Land or common areas appurtenant to the Building, together with utilities, facilities, drives, walkways and other amenities appurtenant to or servicing the Building.

2. TERM

2.1 The Premises are leased for a term (herein called the “Term”) to commence and end on the dates respectively specified in the Basic Lease Information, unless the Term shall sooner terminate as hereinafter provided. If, on or prior to the date set forth in the Basic Lease Information for the commencement of the Term (the “Proposed Commencement Date”), Landlord fails to deliver possession of the Premises, because Landlord’s Work (as hereinafter defined in Article 6 hereof) shall not have been substantially completed, then the following provisions shall apply; (i) the Term shall not commence on the Proposed Commencement Date but shall, instead, commence on the date fixed by Landlord in a notice to Tenant, which notice shall state that the Premises are, or prior to the commencement date fixed in such notice will be, substantially completed and ready for occupancy by Tenant; (ii) neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected by such failure to deliver possession, except that the Term shall begin as provided in clause (i) above; (iii) in no event shall the expiration date of the Term be extended beyond the date specified in the Basic Lease Information.

1

2.2 The dates upon which the Term shall commence and terminate pursuant to this Article 2 are herein called the “Commencement Date” and the “Expiration Date” respectively.

2.3 Notwithstanding anything to the contrary herein contained, in the event that the Term shall not have commenced on or before such date as shall be forty-five (45) days from the Commencement Date set forth in the Basic Lease Information and such delay in commencement shall not have been caused by the Tenant or any event included in Section 31.16 hereof, then this Lease shall be automatically terminated without any further act of either party hereto and both parties hereto shall be released from all obligations hereunder. If such delay shall have been caused by the Tenant or an event included in Section 31.16 then this Lease may only be terminated at the option of the Landlord.

3. ANNUAL BASE RENTAL; ADDITIONAL RENT

3.1 Tenant shall pay to Landlord during the Term the Annual Base Rental specified in the Basic Lease Information (herein called the “Annual Base Rental”), which sum shall be payable by Tenant in equal consecutive monthly installments on or before the first day of each month, in advance, at the address specified for Landlord in the Basic Lease Information, or such other place as Landlord shall designate, without any prior demand therefor and without any deductions, counterclaims or setoffs except as herein provided. If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the monthly installment of Annual Base Rental for such fractional month shall be prorated upon a daily basis based upon a thirty (30) day month.

3.2 Tenant shall pay to Landlord all charges and other amounts required under this Lease and the same shall constitute additional rent hereunder (herein called “Additional Rent”), including, without limitation, any sums due resulting from the provisions of Articles 4 and 19 hereof. All such amounts and charges shall be payable to Landlord at the place where the Annual Base Rental is payable. Landlord shall have the same remedies for a default in the payment of Additional Rent as for a default in the payment of Annual Base Rental.

4. ADDITIONAL RENT FOR EXCESS OPERATING EXPENSES AND TAXES

4.1 For purposes of this Article 4, the following terms shall have the meanings hereinafter set forth;

2

(a) “Tenant’s Share of Excess Expenses” for any Expense Year (as hereinafter defined) shall be calculated by multiplying the amount of Excess Expenses (as hereinafter defined) by the fraction which is derived by dividing the Rentable Area of the Premises by the Total Rentable Area of Building Office Space.

(b) “Tenant’s Share of Excess Taxes” for any Tax Year (as hereinafter defined) shall be calculated by multiplying the amount of Excess Taxes (as hereinafter defined) by the fraction which is derived by dividing the Rentable Area of the Premises by the Total Rentable Area of the Building.

(c) In the event that the Rentable Area of the Premises or the Total Area of the Building is changed for any reason whatsoever, then Tenant’s Share of Excess Expenses and Tenant’s Share of Excess Taxes shall be appropriately adjusted, and, as to the Tax Year or Expense Year (as said terms are hereinafter defined) in which such change occurs, for purposes of this Article 4, Tenant’s Share of Excess Expenses and Tenant’s Share of Excess Taxes shall be determined on the basis of the number of days during such Tax Year and Expense Year at each such percentage.

(d) “Tax Year” shall mean each twelve (12) consecutive month period commencing January 1st of each year during the Term, provided that Landlord, upon notice to Tenant, may change the Tax Year from time-to-time to any other twelve (12) consecutive month period and, in the event of any such change, Tenant’s share of Excess Taxes (as hereinafter defined) shall be equitably adjusted for the Tax Years involved in any such change.

(e) “Real Estate Taxes” shall mean all taxes, assessments and charges levied upon or with respect to the Building or any improvements, fixtures and equipment of Landlord used in the operation thereof, or Landlord’s interest in the Building or such other property. Real Estate Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees or assessments for all governmental services or purported benefits to the Building, service payments in lieu of taxes, all business privilege taxes, and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Building, or on the use or occupancy of the Building or any part thereof, or on the rent payable under any Lease or in connection with the business of renting space under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord by the United States of America, the Commonwealth of Pennsylvania, or any political

3

subdivision, public corporation, district or other political or public entity, and shall also include any other tax fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes (including, without limitation, any municipal income tax) and any license fees, tax measured or imposed upon rents, or other tax or charge upon Landlord’s business of leasing the Building, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Estate Taxes shall not include transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources, unless, due to a change in the method of taxation or any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax. Real Estate Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes.

(f) “Excess Taxes” with respect to any Tax Year shall mean the amount, if any, by which Real Estate Taxes for such Tax Year exceed the product obtained by multiplying the number of square feet of Total Rentable Area of Building by the Excess Taxes Base set forth in the Basic Lease Information.

(g) “Expense Year” shall mean each twelve (12) consecutive month period commencing January 1st of each year during the Term, provided that Landlord, upon notice to Tenant, may change the Expense Year from time-to-time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Excess Expenses (as hereinafter defined) shall be equitably adjusted for the Expense Years involved in any such change.

(h) “Expenses” shall mean the total cost and expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Total Rentable area of Building Office Space, including, without limitation; (i) building supplies and equipment, the cost of air conditioning, electricity, steam, water, sewer rental and charges, heating, mechanical, ventilating and elevator systems and all other utilities, and the cost of supplies and equipment and maintenance and service contracts in connection therewith, and all taxes on such utilities; (ii) the cost of repairs, general maintenance, cleaning and janitorial services; (iii) the cost of fire, extended coverage, boiler, machinery, sprinkler, public liability, property damage, earthquake, flood and other insurance and bonds; (iv) wages, salaries and other labor costs, including taxes, insurance, retirement, medical, workers’ compensation, and other employee benefits; (v) fees,

4

charges and other costs, including management fees, consulting fees, legal fees and accounting fees, of all independent contractors engaged by Landlord or reasonably charged by Landlord if Landlord performs management services; (vi) the cost of supplying, maintaining and operating security systems and service for the Building; (vii) the cost of supplying, replacing and cleaning employee uniforms; (viii) the cost (but not in excess of the savings) of any capital improvements made to the Building and substantially benefiting the Total Rentable Area of Building Office Space after completion of construction such capital improvements as a labor-saving device or to effect other economics in the operation or maintenance of the Building, or made to the Building after the date of this Lease, that are required under any governmental law or regulation that was not applicable to the Building at the time that permits for the construction thereof were obtained, such cost to be amortized over the useful lives of such improvements and generally in accordance with generally accepted accounting principles, consistently applied, together with interest on the unamortized balance at the rate of fifteen percent (15%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements; (ix) reasonable costs incurred in the preparation of Landlord’s Tax Statement (as defined hereafter) and Landlord’s Expense Statement (as defined hereafter); and (x) any other expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining, and repairing all or any part of the Total Rentable Area of Building Office Space.

The total cost and expenses paid or incurred by Landlord in connection with the following items shall not be included as “Expenses”: (i) utilities expenses which are separately metered for any individual tenant in the Building; (ii) any expense for which Landlord is reimbursed by a specific tenant by reason of a special agreement or requirement of the occupancy of the Building by such tenant; (iii) expenses for services provided by Landlord for the exclusive benefit of a given tenant or tenants for which Landlord is directly reimbursed by such tenant or tenants; and (iv) costs incurred by Landlord in the leasing of space in the Building or procuring new tenants. For purposes of such calculations, expenses shall be increased to what they would have been if the Total Rentable Area of Building Office Space was ninety-five (95%) occupied and Landlord paid such expenses during any period in which the Total Rentable Area of Building Office Space is less than ninety-five percent (95%) occupied.

(i) “Excess Expenses” with respect to any Expense Year shall mean the amount, if any, by which Expenses for such Expense Year exceed the product obtained by multiplying the number of square feet of Total Rentable Area of Building Office Space by the Excess Expenses Base set forth in the Basic Lease Information.

5

4.2 Tenant shall pay to Landlord on account of Tenant’s Share of Excess Taxes and as Additional Rent one twelfth (1/12th) of the amount of Tenant’s Share of Excess Taxes for each Tax Year on or before the first day of each month during such Tax Year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right initially to determine such monthly estimates and to revise such estimates annually. With reasonable promptness after Landlord has received the tax bills for any Tax Year, Landlord shall furnish Tenant with a statement (herein called “Landlord’s Tax Statement”) setting forth the amount of Real Estate Taxes for such Tax Year and the amount of Tenant’s Share of Excess Taxes, if any. If the actual amount of Tenant’s Share of Excess Taxes for such Tax Year exceeds the estimated amount of Tenant’s Share of Excess Taxes paid by Tenant for such Tax Year, then Tenant shall pay to Landlord the difference between the amount of estimated Tenant’s Share of Excess Taxes paid by Tenant and the actual amount of Tenant’s Share of Excess Taxes within fifteen (15) days after receipt of Landlord’s Tax Statement, and if the total amount of estimated Tenant’s Share of Excess Taxes paid by Tenant for any such Tax Year shall exceed the actual amount of Tenant’s Share of Excess Taxes for such Tax Year, then such excess shall be credited against the next installment of the estimated amount of Tenant’s Share of Excess Taxes due from Tenant to Landlord hereunder.

4.3 Tenant shall pay to Landlord on account of Tenant’s Share of Excess Expenses and as Additional Rent one twelfth (1/12th) of the amount of Tenant’s Share of Excess Expenses for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right initially to determine such monthly estimates and to revise such estimates annually. Within sixty (60) days after the expiration of each Expense Year, Landlord shall furnish Tenant with a statement (herein called “Landlord’s Expense Statement”), certified by an officer of the managing agent of Landlord, setting forth in reasonable detail the Expenses for the Expense Year, and the amount of Tenant’s Share of Excess Expenses, if any. If the actual amount of Tenant’s Share of Excess Expenses for such Expense Year exceeds the estimated amount of Tenant’s Share of Excess Expenses paid by Tenant for such Expense Year, then Tenant shall pay to Landlord the difference between the amount of estimated Tenant’s Share of Excess Expenses paid by Tenant and the actual amount of Tenant’s Share of Excess Expenses within thirty (30) days after the receipt of Landlord’s Expense Statement, and if the total amount of estimated Tenant’s Share of Excess Expenses paid by Tenant for any such Expense Year shall exceed the actual amount of Tenant’s Share of Excess Expenses for such Expense Year, then such

6

excess shall be credited against the next installment of the estimated amount of Tenant’s Share of Excess Expenses due from Tenant to Landlord hereunder.

4.4 If the Commencement Date or Expiration Date of this Lease shall occur on a date other than the beginning or end of a Tax Year or Expense Year, the amount of Tenant’s Share of Excess Taxes, if any, and the amount of Tenant’s Share of Excess Expenses, if any, for the Tax Year and the Expense Year in which the Commencement Date or Expiration Date falls shall be in the proportion that the number of days in such partial year in which the Commencement Date or Expiration Date occurs bears to 365; provided, however, Landlord may, pending the determination of the amount, if any, of Excess Taxes and Excess Expenses for such partial Tax Year and Expense Year, furnish Tenant with statements of estimated Excess Taxes, estimated Excess Expenses, and the amount of Tenant’s Share of each for such partial Tax Year and Expense Year. Within thirty (30) days after receipt of such estimated statement, Tenant shall remit to Landlord, as Additional Rent, the amount of Tenant’s Share of such Excess Taxes and Tenant’s Share of such Excess Expenses. After such Excess Taxes and such Excess Expenses have been finally determined and Landlord’s Tax Statement and Landlord’s Expense Statement have been furnished to Tenant pursuant to Sections 4.2 and 4.3 hereof, then, if there shall have been an underpayment of the amount of either Tenant’s Share of Excess Taxes or Tenant’s Share of Excess Expenses, Tenant shall remit the amount of such underpayment to Landlord within thirty (30) days of receipt of such statements, and, if there shall have been an overpayment, Landlord shall remit the amount of any such overpayment to Tenant within thirty (30) days of the issuance of such statements.

5. TERMS OF PAYMENT

5.1 Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of bills or statements therefor; (a) sums equal to all expenditures made and monetary obligations incurred by Landlord including, without limitation, expenditures made and obligations incurred for reasonable counsel fees, in connection with the remedying by Landlord for Tenant’s account pursuant to the provisions of Article 20 hereof; (b) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 20 hereof; (c) sums equal to all expenditures made and monetary obligations incurred by Landlord, including, without limitation, expenditures made and obligations incurred for reasonable counsel fees, in collecting or attempting to collect the Annual Base Rental, any Additional Rent or any other sum of money accruing under this Lease or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law; and (d) all other sums of money (other than Annual Base Rental and Additional Rent which are to be due and payable)

7

accruing from Tenant to Landlord under the provisions of this Lease. Any sum of money (other than Annual Base Rental) accruing from Tenant to Landlord pursuant to any provision of this Lease, including, without limitation, the provisions of Exhibit C attached hereto, whether prior to or after the Commencement Date, may, at Landlord’s option, be deemed Additional Rent. All obligations of the Tenant under this Lease, including without limitation the Tenant’s obligations under this Section 5.1, shall survive the expiration or sooner termination of the Term.

5.2 If Tenant shall fail to pay any Annual Base Rental or Additional Rent after the date same is due and payable, such unpaid amounts shall be subject to a late payment charge equal to two percent (2%) per month of such unpaid amounts (the “Default Rate”) in each instance to cover Landlord’s additional administrative costs and cost of funds resulting from Tenant’s failure. Such late payment charge shall be paid to Landlord together with such unpaid amounts. Such late payment charge shall not diminish or impair any other remedies available to Landlord.

6. CONSTRUCTION OF THE PREMISES

6.1 Prior to the Commencement Date, Landlord will perform the work and make the installations in the Premises substantially as set forth as Building Standard Work in Exhibit C annexed hereto and made a part hereof (such work and installations being herein called “Landlord’s Work”). Landlord’s obligation to perform Landlord’s Work shall not require Landlord to incur overtime costs and expenses and shall be subject to delays due to any events included in Section 31.16 hereof and for any other cause or event beyond Landlord’s reasonable control. Landlord shall, when construction progress so permits, notify Tenant in advance of the approximate date on which Landlord’s Work will be substantially completed in accordance with Exhibit C and will notify Tenant when Landlord’s Work is in fact so completed which latter notice shall constitute delivery of possession of the Premises to Tenant and notice to Tenant of the Commencement Date pursuant to construction of the Building or the Premises shall not affect or change this Lease or invalidate same. It is agreed that by occupying the Premises, Tenant formally accepts same and acknowledges that the Premises are in the condition called for hereunder latent defects and punch list items excepted.

7. COMMON AREA MAINTENANCE

7.1 The manner in which the common areas are maintained and operated and the expenditures therefor shall at the sole discretion of Landlord and shall be consistent with those of a first class suburban office building in the Pittsburgh Metropolitan area,

8

and the use of such areas and facilities shall be subject to such reasonable rules and regulations as Landlord shall make from time-to-time. The term “common areas” as used herein shall mean the pedestrian sidewalks, hallways, lobby, corridors, delivery areas, elevators and stairs not contained in the leased areas, public bathrooms and all other areas or improvements that may be provided by Landlord for the convenience and use of the tenants of the Building and their respective sub-tenants, agents, employees, customers, invitees and any other licensees of Landlord.

7.2 The purpose of attached Exhibit A is to show the approximate location of the Premises in the Building and Landlord hereby reserves the right, at any time and from time-to-time, to make alterations or additions to the Building and the common areas. Landlord also reserves the right at any time and from time-to-time to construct other improvements in the Building (including within the common areas) and to enlarge same and make alterations therein or additions thereto. Notwithstanding the foregoing, such alterations and improvements shall not adversely effect Tenant’s access to the Premises.

8. CONDUCT OF BUSINESS BY TENANT

8.1 Tenant shall use and occupy the Premises during the Term of this Lease solely for the uses specified in the Basic Lease Information and for no other use or uses without the prior written consent of Landlord, which consent shall not be unreasonably withheld so long as such use is legally permitted and in keeping with the character of the Building.

8.2 Tenant and all sublessees or assignees of Tenant shall not use or occupy, or permit the use or occupancy of, the Premises or any part thereof for any use other than the sole uses specifically set forth in the Basic Lease Information or in any illegal manner, or in any manner that, in Landlord’s reasonable judgment, would adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, or with the proper and economical rendition of any such service, or with the use or enjoyment of any part of the Building by any other tenant or occupant.

9. ALTERATIONS AND TENANT’S PROPERTY

9.1 Tenant shall not make or permit any additions or alterations to the mechanical, plumbing, HVAC or electrical systems in the Building and shall not make or permit any structural decorations, alterations, installations, additions or improvements, (herein collectively called “Alterations”), in or to the Premises

9

without Landlord’s prior written consent which consent shall not be unreasonably withheld or delayed. All Alterations permitted by Landlord and made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed (a) at Tenant’s cost and expense and at such time and in such manner as Landlord may designate, (b) by contractors or mechanics approved by Landlord, (c) so that same shall be at least equal in quality, value, and utility to the original work or installation, (d) in accordance with the Rules and Regulations for the Building adopted by Landlord from time-to-time and in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises, (e) pursuant to plans, drawings and specifications which have been reviewed and approved by Landlord prior to the commencement of the Alterations, and (f) subject to all other terms and conditions of this Lease including but not limited to Article 11.

9.2 All appurtenances, fixtures, improvements, additions and other property attached to or installed in the Premises, whether by Landlord or by or on behalf of Tenant, and whether at Landlord’s expense or Tenant’s expense, or at the joint expense of Landlord and Tenant, shall be and remain the property of Landlord. However, at the time of granting its consent to the installation of such property, Landlord may require the removal by Tenant of property at the expiration bf the term which has been attached to or installed in the Premises. Tenant shall pay to Landlord or its designees the cost of repairs of any damages to the Premises or Building and/or losses caused by the removal of such property.

9.3 Any furnishings and personal property placed in the Premises that are removable without damage to the Building or the Premises, whether the property of Tenant or leased by Tenant, are herein sometimes called “Tenant’s Property”. Any replacements of any property of Landlord, whether made at Tenant’s expense or otherwise, shall be and remain the property of Landlord. Any of Tenant’s Property remaining on the Premises at the expiration of the Term shall be removed by Tenant at Tenant’s cost and expense, and Tenant shall, at its cost and expense, repair any damage to the Premises or the Building caused by such removal. Any of Tenant’s Property not removed from the Premises prior to the Expiration Date shall, at Landlord’s option, become the property of Landlord or Landlord may remove such Tenant’s Property, and Tenant shall pay to Landlord Landlord’s cost of removal and of any repairs in connection therewith within thirty (30) days after Tenant’s receipt of a bill therefor. Tenant’s obligation to pay any such costs shall survive any termination of this Lease.

10

10. REPAIRS

10.1 Tenant shall take good care of the Premises and, at Tenant’s cost and expense, shall make all non-structural, non-capital repairs and replacements, as and when Landlord deems necessary, to preserve the Premises in good working order and in a clean, safe and sanitary condition. Landlord shall not be liable for and, except as provided in Article 15 hereof, there shall be no abatement of Annual Base Rental with respect to any injury to or interference with Tenant’s business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Building, including the Premises, or in or to the fixtures, appurtenances and equipment therein, unless due to Landlord’s negligence.

10.2 All repairs and replacements made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed (a) at Tenant’s cost and expense and at such time and in such manner as Landlord may designate, (b) by contractors or mechanics approved by Landlord, (c) so that same shall be at least equal in quality, value, and utility to the original work or installation, (d) in accordance with the Rules and Regulations for the Building adopted by Landlord from time-to-time and in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises, (e) pursuant to plans, drawings and specifications which have been reviewed and approved by Landlord prior to the commencement of the repairs or replacements and subject to all other terms and conditions of this Lease, including, but not limited to, Article 11. If Landlord gives Tenant notice of the necessity of any repairs or replacements required to be made under Section 10.1 and Tenant fails to commence diligently to effect the same within 10 days thereafter, Landlord may proceed to make such repairs or replacements and the expenses incurred by Landlord in connection therewith shall be due and payable from Tenant upon demand as Additional Rent; provided, that Landlord’s making any such repairs or replacements shall not be deemed a waiver of Tenant’s default in failing to make the same. In addition, should Landlord determine that emergency repairs or replacements of the Premises are necessitated, then Landlord may proceed to make such repairs or replacements without prior notice to the Tenant and the expenses incurred by Landlord in connection therewith shall be due and payable from Tenant upon demand as Additional Rent.

11. LIENS

11.1 Tenant shall keep the Premises and Building free from any liens arising out of any work performed, material

11

furnished or obligations incurred by or for Tenant or any person or entity claiming through or under Tenant. Prior to Tenant performing any construction or other work on or about the Premises for which a lien could be filed against the Premises or the Building, Tenant shall enter into a written “no lien” agreement with the contractor who is to perform such work, and such agreement shall be filed and recorded in accordance with the Mechanics’ Lien Law of Pennsylvania, prior to the commencement of such work. Notwithstanding the foregoing, if any mechanics’ or other lien shall be filed against the Premises or the Building purporting to be for labor or material furnished or to be furnished at the request of the Tenant, then Tenant shall at its expense cause such lien to be discharged of record by payment, bond or otherwise, within ten (10) days after receipt of notice of the filing thereof. If Tenant shall fail to cause such lien to be discharged of record within such ten-day period, in addition to any other remedy available to it for such a default, Landlord may cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto, and Tenant shall, upon demand, reimburse Landlord for all amounts paid and costs incurred including attorneys’ fees, in having such lien discharged of record.

12. COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS

12.1 Tenant, at Tenant’s cost and expense, shall comply with all laws, orders and regulations of federal, state, county and municipal authorities, and with all directions, pursuant to law, of all public officers, that shall impose any duty upon Landlord or Tenant with respect to the Premises or the use or occupancy thereof, except that Tenant shall not be required to make any structural Alterations in order to comply unless such Alterations shall be necessitated or occasioned, in whole or in part, by the acts, omissions or negligence of Tenant or any person claiming through or under Tenant, or any of their servants, employees, contractors, agents, visitors or licensees, or by the use or occupancy or manner of use or occupancy of the Premises by Tenant or any such person. Any work or installations made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to the provisions of this Article shall be made in conformity with, and subject to the provisions of, Sections 9.1 and 10.2 and Article 11 hereof.

12.2 Tenant shall not do anything, or permit anything to be done in or about the Premises which shall (a) invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Building or any property or any property

12

located therein, or (b) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts required by Landlord’s Mortgage (as hereinafter defined) or reasonably satisfactory to Landlord, or (c) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Premises, or (d) cause any increase in the fire insurance rates applicable to the Building or property located therein at the beginning of the Term or at any time thereafter. Tenant, at Tenant’s expense shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body that shall hereafter perform the function of such Association.

13. SUBORDINATION

13.1 Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, Tenant agrees that this Lease and Tenant’s tenancy hereunder are and shall be automatically subject and subordinate at all times to (a) the lien of a first mortgage that may now exist or hereafter be executed in any amount for which the Building, or Landlord’s interest or estate in any of said items is specified as security; and (b) renewals, modifications, consolidations, replacements, and extensions of any of the foregoing. Notwithstanding the foregoing, Landlord and the holder of such first mortgage lien on the Building (the “Landlord’s Mortgagee”) shall have the right to partially subordinate or cause to be subordinated such lien to this Lease and Tenant agrees to promptly execute the form of agreement set forth in Exhibit D upon request of Landlord’s Mortgagee. In the event that any such first mortgage is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, at the option of Landlord’s Mortgagee or the grantee or purchaser in foreclosure, notwithstanding any subordination of any such lien to this Lease, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord, Landlord’s Mortgagee, or by Landlord’s successor in interest and in the form requested by Landlord, Landlord’s Mortgagee, or by Landlord’s successor in interest, any additional documents evidencing the priority or subordination of this Lease with respect to the lien of any such first mortgage including a subordination, Non-Disturbance and Attornment Agreement satisfactory to Landlord, Landlord’s Mortgagee, and Landlord’s successors in interest.

13

14. INABILITY TO PERFORM

14.1 If, by reason of the occurrence of any of the events of delay specified in section 31.16 hereof, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provision of Article 19 or of any other Article of this Lease or of any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, whether required to be performed or made under this Lease or under any collateral instrument or is unable to fulfill or is delayed in fulfilling any of Landlord’s other obligations under this Lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Annual Base Rental or Additional Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant or by reason of injury to or interruption of Tenant’s business, or otherwise.

15. DESTRUCTION

15.1 If the Premises shall be damaged by fire or other casualty insured against by Landlord’s insurance policy covering the Building, and if Tenant shall give prompt notice to Landlord of such damage, Landlord, at Landlord’s expense, shall repair such damage within ninety (90) days of the occurrence thereof; provided, however, that Landlord shall have no obligation to repair any damage to or to replace Tenant’s Property, Alterations or any other property or effects of Tenant. Except as otherwise provided in this Article 15, if the entire Premises shall be rendered untenantable by reason of any such damage, the Annual Base Rental and Additional Rent shall abate for the period from the date of such damage to the date when such damage to the Premises shall have been repaired, and if only a part of the Premises shall be rendered untenantable, the Annual Base Rental and Additional Rent shall abate for such period in the proportion that the portion of the Rentable Area of the Premises so rendered untenantable bears to the total Rentable Area Of the Premises; provided, however, if, prior to the date when all of such damage shall have been repaired, any part of the Premises so damaged shall be rendered tenantable or shall be used or occupied by Tenant or any person or persons claiming through or under Tenant, then the amount by which the Annual Base Rental and Additional Rent shall abate shall be equitably apportioned for the period from the date of such use or occupancy to the date when all such damage shall have been repaired.

14

15.2 Notwithstanding the provisions of Section 15.1 hereof, if, prior to or during the Term (a) the Premises shall be so damaged by fire or other casualty that, in Landlord’s opinion, substantial alteration, demolition or restoration of the Premises shall be required, or (b) the Building shall be so damaged by fire or other casualty that, in Landlord’s opinion, substantial alteration, demolition or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), then, in any of such events, Landlord, at Landlord’s option, and with the written consent of Landlord’s Mortgagee, may give to Tenant, within ninety (90) days after such fire or other casualty, a thirty (30) days’ notice of Expiration Date of this Lease and, in the event such notice is given, this Lease and the Term shall terminate upon the expiration of such thirty (30) days with the same effect as if the date of expiration of such thirty (30) days were the Expiration Date; and the Annual Base Rental and Additional Rent shall be apportioned as of such date and any prepaid portion of Annual Base Rental or Additional Rent for any period after such date shall be refunded by Landlord to Tenant.

15.3 INTENTIONALLY DELETED

15.4 INTENTIONALLY DELETED

15.5 INTENTIONALLY DELETED

15.6 Notwithstanding the provisions of this Article 15, if any such damage is due to the fault or neglect of Tenant, any person claiming through or under Tenant, or any of their servants, employees, agents, contractors, visitors or licensees, then there shall be no abatement of Annual Base Rental or Additional Rent; an election by Landlord to carry rental interruption insurance shall in no way affect the provisions of this Article 15 or a lack of rental abatement in such a case, but the premiums for such insurance shall not be included in Expenses.

16. EMINENT DOMAIN

16.1 If all of the Premises are condemned or taken in any manner for public or quasi-public use, including, but not limited to, a conveyance or assignment in lieu of a condemnation or taking, this Lease shall automatically terminate as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or other taking. If a part of the Premises is so condemned or taken, this Lease shall automatically terminate as to the portion of the Premises so taken as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or

15

taking. If such portion of the Building is condemned or otherwise taken so as to require, in the opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, then this Lease may be terminated by Landlord, as of the earlier of (a) the date of the vesting of title, or the date of dispossession as a result of such condemnation or taking, or (b) by written notice from Landlord to Tenant that the termination shall occur on the sixtieth (60th) day following Landlord’s receipt of notice of the date on which said vesting or dispossession will occur.

16.2 This Lease shall not be affected if the taking authority the exercise of its power of eminent domain shall take the use or occupancy of the Premises or any part thereof for a temporary period (hereinafter, “Temporary Taking”). The Tenant shall continue to pay, in the manner and. at the times specified in this Lease, the full amount of Annual Base, Additional Rent and other charges payable by the Tenant under this Lease. Except only to the extent that the Tenant may be prevented from so doing pursuant to the terms of the order of the taking authority, Tenant shall continue to perform and observe all its other obligations under this Lease, as though the Temporary Taking had not occurred. Tenant shall be entitled to receive the entire amount of any award made for the “Temporary Taking, whether paid by way of damages, rent, or otherwise, unless the period of temporary use or occupancy shall extend to or beyond the Expiration Date of this Lease, in which case the award shall be apportioned between Landlord and Tenant as of the Expiration Date, but Landlord shall in that circumstance receive the entire portion of the award that is attributable to physical damage to the Premises and the restoration thereof to the condition immediately prior to the taking. The Tenant covenants that, upon the termination of any Temporary Taking, prior to the Expiration Date, it will, if the expense therefor is included in the award, restore the Premises, as nearly as may be reasonably possible, to the condition in which the same ware immediately prior to the Temporary Taking.

16.3 Except as provided in the preceding Section 16.2 Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant specifically for its relocation

16

expenses or the taking of personal property and fixtures belonging to Tenant; provided that such award does not diminish or reduce the amount of the award payable to Landlord.

16.4 In the event of a partial condemnation or other taking that does not result in a termination of this Lease as to the entire Premises, then the Annual Base Rental shall be adjusted in proportion to the portion of the Premises taken by such condemnation or other taking.

17. ASSIGNMENT

17.1 Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer the Premises or Tenant’s leasehold estate hereunder (collectively, “Assignment”), without Landlord’s prior written consent in each instance, which consent shall not be unreasonably withheld or delayed.

17.2 If Tenant desires at any time to enter into an Assignment of this Lease, it shall first give written notice to Landlord of its desire to do so, which notice shall contain (a) the name of the proposed assignee, (b) the nature of the proposed assignee’s business to be carried on in the Premises, (c) the terms and provisions of the proposed Assignment including any sum(s) payable to Tenant as consideration for entering into the Assignment, (d) such financial and other information as Landlord may reasonably request concerning the proposed assignee.

17.3 At any time within thirty (30) days after Landlord’s receipt of the notice specified in Section 17.2 hereof, Landlord may by written notice to Tenant elect to (a) terminate this Lease (b) consent to the Assignment, or (c) disapprove the Assignment. If Landlord consents to the Assignment within said thirty (30) day period, Tenant may thereafter within ninety (90) days, enter into such Assignment, upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Section 17.2 hereof; provided, that if any sum is payable to Tenant in consideration of Tenant’s entering into such Assignment, then Tenant shall deduct its reasonable expenses therefrom and shall pay the balance to Landlord as Additional Rent prior to the execution of the Assignment. In addition, if any amounts are payable to Tenant as rent under the Assignment, then Tenant shall pay to Landlord monthly during the term of such Assignment as Additional Rent an amount equal to any amount by which the total of all such rent payable to Tenant exceeds the monthly Annual Base Rental then payable by Tenant under the Lease.

17

17.4 No consent by Landlord to any Assignment by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment. The consent by Landlord to any Assignment shall not relieve Tenant from the obligations to obtain Landlord’s express written consent to any other or subsequent Assignment. Any Assignment that is not in compliance with this Article 17 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Annual Base Rental or Additional Rent by Landlord from a proposed assignee shall not constitute the consent to such Assignment by Landlord.

17.5 INTENTIONALLY DELETED

17.6 Each assignee shall assume, as provided in this Section 17.6, all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Annual Base Rental and Additional Rent, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the Term. No Assignment otherwise permitted hereunder shall be binding on Landlord unless the assignee or Tenant shall deliver to Landlord within ten (10) days of execution a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this Section 17.6, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

17.7 In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other debtor relief proceedings.

17.8 Anything contained in the foregoing provisions of this Article 17 to the contrary notwithstanding, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of space in the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space on the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from the premises leased, used, occupied or utilized, and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

18

18. SUBLETTING

18.1 Tenant shall not directly or indirectly, permit the Premises to be occupied by anyone other than Tenant or sublet the Premises (collectively, “Sublease”) or any portion thereof without Landlord’s prior written consent in each instance, which consent shall not be unreasonably withheld or delayed.

18.2 If Tenant desires at any time to enter into a Sublease of the Premises or any portion thereof, it shall first give written notice to Landlord of its desire to do so, which notice shall contain (a) the name of the proposed subtenant or occupant, (b) the nature of the proposed subtenant’s or occupant’s business to be carried on in the Premises, (c) the portion(s) of the Premises to be subject to Sublease and the square feet thereof and the other terms and provisions of the proposed-Sublease including any sum(s) payable to Tenant as consideration for entering into the Sublease, and (d) such financial and other information as Landlord may reasonably request concerning the proposed subtenant or occupant.

18.3 At any time within thirty (30) days after Landlord’s receipt of the notice specified in Section 18.2 hereof, Landlord may by written notice to Tenant elect to, (a) terminate this Lease as to the portion of the Premises that is specified in Tenant’s notice or any portion thereof, with a proportionate abatement in the Annual Base Rental, (b) consent to the Sublease, or (c) withhold consent to the Sublease. If Landlord consents to the Sublease within said thirty (30) day period, Tenant may thereafter within ninety (90) days, enter into such Sublease of the Premises or portion thereof, upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Section 18.2 hereof; provided, that if any sum is payable to Tenant in consideration of Tenant’s entering into such Sublease, then Tenant shall pay such sum to Landlord prior to the execution of the Sublease. In addition, if any amounts are payable to Tenant as subrent under the Sublease, Tenant shall pay to Landlord monthly during the term of such Sublease on account as Additional Rent the amount by which such monthly subrent exceeds the product of (i) the monthly Annual Base Rental then payable by Tenant under the Lease, and (ii) the fraction derived by dividing the square feet of the portion of the Premises subject to the Sublease by the Total Rentable Area of the Premises.

18.4 No consent by Landlord to any Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Sublease.

19

The consent by Landlord to any Sublease shall not relieve Tenant from the obligation to obtain Landlord’s express written consent to any other or subsequent Sublease. Any Sublease that is not in compliance with this Article 18 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Annual Base Rental or Additional Rent by Landlord from a proposed sublessee shall not constitute the consent to such Sublease by Landlord.

18.5 Each sublessee shall assume, as provided in this Section 18.5, all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Annual Base Rental and Additional Rent, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the Term. No Sublease otherwise permitted hereunder shall be binding on Landlord unless the sublessee or Tenant shall deliver to Landlord within ten (10) days of execution a counterpart of the Sublease and an instrument in recordable form that contains a covenant of assumption by the sublessee satisfactory in substance and form to Landlord, consistent with the requirements of this Section 18.5, but the failure or refusal of the sublessee to execute such instrument of assumption shall not release or discharge the sublessee from its liability as set forth above.

18.6 Anything contained in the foregoing provisions of this section to the contrary notwithstanding, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of space in the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space on the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from the premises leased, used, occupied or utilized and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

19. UTILITIES

19. As long as Tenant is not in default in the performance of its obligations under this Lease, Landlord shall furnish to the Premises during the period from 8:00 a.m. to 6:00 p.m., Monday through Friday, and from 9:00 a.m. to 1:00 p.m. on Saturdays, except for New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas and such other holidays as are generally

20

recognized in the Pittsburgh area and subject to rules and regulations from time-to-time established by Landlord: (a) heating, air conditioning and ventilation, (b) passenger elevator service, (c) electric current in amounts required for normal lighting by building standard overhead fluorescent fixtures and for normal fractional horsepower office machines, and (d) water for lavatory and drinking purposes; It is understood that such passenger elevator service, electric current and water will be available twenty-four (24) hours a day, subject to Sections 19.2, 19.3, 19.4 hereof. Landlord shall provide janitorial service five days per week generally consistent with that furnished in other first-class office buildings in the central business district of Pittsburgh and shall provide window washing as determined by Landlord.

19.2 Landlord may impose reasonable charges and establish reasonable rules and regulations for the use of any heating, air conditioning, ventilation or electric current by Tenant at any time other than during the hours set forth in Section 19.1, and for the usage of any additional or unusual janitorial services required because of any nonbuilding standard improvements in the Premises, the carelessness of Tenant, the nature of Tenant’s business (including the operation of Tenant’s business other than from 8:00 a.m. to 6:00 p.m., Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturdays) and the removal of any refuse and rubbish from the Premises except for discarded material placed in wastepaper baskets and left for emptying as an incident to Landlord’s normal cleaning of the Premises. Landlord shall not be required to provide janitorial services for portions of the premises used for preparing or consuming food or beverages, for Tenant’s personal property used in any mail room or storage room or for similar purposes or as a lavatory other than the lavatory rooms shown on Exhibit A attached hereto.

19.3 INTENTIONALLY DELETED

19.4 Without the prior written consent of Landlord, which Landlord may refuse in its sole discretion, Tenant shall not use any apparatus or device in the Premises, including, without limitation, electronic data processing machines, punch card machines and machines using, in the aggregate, current in excess of 4 watts per square foot averaged over the entire area within the Premises (current in excess of 4 watts per square foot averaged over the entire Premises hereinafter called “Excessive Current”) or that will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises), for the purpose of using electric current or water. If Tenant shall utilize such Excessive

21

Current, Landlord shall have the right to install an electric current meter in the Premises to measure the amount of electric current consumed on the Premises. The cost of any such meter and separate conduit, wiring or panel requirements and the installation, maintenance and repair thereof shall be paid for by Tenant, and Tenant agrees to reimburse Landlord promptly upon demand therefor by Landlord. for all such Excessive Current as shown by said meter, at the rates charged for such services by the local public utility furnishing the same, plus any additional expense incurred in keeping the account of the electric current so consumed. If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation systems is affected as a result of (a) any lights, machines or equipment (including without limitation electronic data processing machines) used by Tenant in the Premises, (b) the occupancy of the Premises by more than one person per one hundred seventy-five (175) square feet of rentable area therein, or (c) an aggregate electrical load in excess of three (3) watts per square foot in any room or area of the Premises, Landlord shall have the right to install any machinery and equipment that Landlord reasonably deems necessary to restore temperature balance, including, without limitation, modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance incurred thereby, shall be paid by Tenant to Landlord as Additional Rent hereunder upon demand by Landlord.

20. DEFAULT

20.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default on the part of Tenant:

(a) INTENTIONALLY DELETED

(b) INTENTIONALLY DELETED

(c) Abandonment. Vacation or abandonment of the Premises for a continuous period in excess of thirty (30) calendar days without notice and with continuing to pay Annual Base Rental and Additional Rent as and when due.

(d) Removal. Any removal or attempted removal, without the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed of any of Tenant’s equipment, appliances, or personal property from the Premises for any reason other than the normal and usual operation of Tenant’s business.

(e) General Assignment. A general assignment by Tenant or Tenant’s guarantor (if any) for the benefit of creditors.

22

(f) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant or Tenant’s guarantor (if any). The filing of an involuntary petition by Tenant’s creditors or any of guarantor’s creditors, which involuntary petition remains undischarged for a period of ten (10) business days following receipt of notice thereof;

(g) Receivership. The employment of a receiver to take possession of substantially all of Tenant’s assets or any guarantor’s assets or the Premises, if such receivership remains undissolved for a period of ten (10) business days after creation thereof;

(h) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or any guarantor’s assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) business days after the levy thereof;

(i) Insolvency. The admission by Tenant or Tenant’s guarantor (if any) in writing of its inability to pay its debts as they become due, the filing by Tenant or Tenant’s guarantor (if any) of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant or Tenant’s guarantor (if any) of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant or Tenant’s guarantor (if any) in any such proceeding or, if within ten (10) days after the commencement of any proceeding against Tenant or Tenant’s guarantor (if any) seeking any reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

20.2 Upon the occurrence of any Event of Default by Tenant which is not cured by Tenant within the grace periods, if any, specified in Section 20.1 hereof, Landlord shall have the following rights and remedies, in addition to all other rights or remedies available to Landlord in law or equity:

(a) Landlord may cure or perform for the account of Tenant any such matter or obligation in default by Tenant and Tenant shall immediately pay on account as Additional Rent any expenditures made and the amount of any obligations incurred in connection therewith, plus interest, from the date of any such expenditure, at the Default Rate set forth in Section 5.2;

(b) INTENTIONALLY DELETED

23

(c) Landlord, at its option, may serve notice upon Tenant that this Lease and the then unexpired Term hereof shall cease and expire and terminate on the date specified in such notice, to be not less than five (5) days after the date of such notice without any right on the part of the Tenant to save the forfeiture by payment of any sum due or by the performance of any term, provision, covenant, agreement or condition broken; and, thereupon and at the expiration of the time limit in such notice, this Lease and the Term hereof granted, as well as the right, title and interest of the Tenant hereunder, shall wholly cease and expire and terminate in the same manner and with the same force and effect (except as to Tenant’s liability) as if the date fixed in such notice were the date herein granted for expiration of the. Term of this Lease. Thereupon, Tenant shall immediately quit and surrender to Landlord the Premises by summary proceedings, detainer, ejectment or otherwise and remove all occupants thereof and, at Landlord’s option, any property thereon without being liable to indictment, prosecution or damages therefor. No such expiration or termination of this Lease shall relieve Tenant of its liability and obligations under this Lease, whether or not the Premises shall be relet;

(d) Landlord may, at any time after the occurrence of any Event of Default, re-enter and repossess the Premises and any part thereof and attempt in its own name, as agent for Tenant, if this Lease not be terminated or in its own behalf if this Lease be terminated, to relet all or any part of such Premises for and upon such terms and to such persons, firms or corporations and for such period or periods as Landlord, in its sole discretion, shall determine, including the term beyond the termination of this Lease. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Premises to the extent deemed by Landlord desirable or convenient; and the cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as: (a) Additional Rent hereunder, or (b) in the event the Lease has been terminated, as damages. Tenant shall also pay to Landlord any reasonable brokerage and legal fees expended by Landlord. Any sums collected by Landlord from any new tenant obtained on account of the Tenant shall be credited against the balance of the Annual Base Rental and Additional Rent due hereunder as aforesaid. Tenant shall pay to Landlord monthly, on the days when the Annual Base Rental due would have been payable under this Lease, the amount due hereunder less the amount obtained by Landlord from such new tenant;

(e) Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants or terms hereof, to restrain the same and the right to invoke any remedy allowed by law or in

24

equity, whether or not other remedies, indemnity or reimbursements are herein provided. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies; and no one of them, whether or not exercised by Landlord, shall be deemed exclusive of any of the others.

(f) INTENTIONALLY DELETED

(g) INTENTIONALLY DELETED

21. INDEMNITY

21.1 Tenant agrees to indemnify Landlord against and save Landlord harmless from any and all loss, cost, liability, damage and expense including, without limitation, penalties, fines and reasonable counsel fees, incurred in connection with or arising from (a) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant’s part to be observed or performed, or (b) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming through or under Tenant, or (c) the condition of the Premises or any occurrence or happening on the Premises from any cause whatsoever, or (d) any acts, omissions or negligence of Tenant or any person claiming through or under Tenant, or of the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person, in, on or about the Premises or the Building, either prior to, during, or after the expiration of, the Term including, without limitation, any acts, omissions or negligence in the making or performing of any Alterations. Tenant further agrees to indemnify and save harmless Landlord, Landlord’s agents, and the lessor or lessors under all ground or underlying leases, from and against any and all loss, cost, liability, damage and expense including, without limitation, reasonable counsel fees, incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any use, occupancy, condition, occurrence, happening, act, omission or negligence referred to in the preceding sentence.

22. TENANT’S INSURANCE

22.1 Tenant shall procure at its cost and expense and keep in effect during the Term (a) comprehensive general liability insurance including contractual liability with a minimum combined single limit of liability of two million dollars ($2,000,000); (b) reasonable and customary property insurance in amounts sufficient to repair or replace Tenant’s personal, property and any improvements or betterments in which the Tenant has an insurable property interest; and (c) any other insurance reasonably required by Landlord. Liability insurance shall name Landlord as an additional insured, shall specifically include the liability

25

assumed hereunder by Tenant (provided that the amount of such insurance shall not be construed to limit the liability of Tenant hereunder), and shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing and applicable insurance in fore for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days’ written notice from the insurer prior to any cancellation or change of coverage. Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies; and, in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor, Tenant’s compliance with the provisions of this Article 22 shall in no way limit Tenant’s liability under any of the other provisions of this Lease. Tenant hereby unconditionally assigns to Landlord all of Tenant’s rights under its insurance coverages called for hereunder in respect to all appurtenances, fixtures, improvements, additions and other property attached to or installed in the Premises, which, by virtue of Section 9.2 herein, is the property of Landlord.

22.2 INTENTIONALLY DELETED

23. LIMITATION OF LANDLORD’S LIABILITY

23.1 Landlord shall not be responsible for or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Premises or any part of the Building or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water including sprinkler systems, gas or smoke, vapor or other airborne contaminants, sewer or steam pipes or for any damage or loss of property within the Premises from any causes whatsoever, including theft.

24. ACCESS TO PREMISES

24.1 Landlord reserves and shall at all times have the right to enter the Premises at all reasonable times upon reasonable notice (except to supply services and in emergencies) to inspect same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of

26

Annual Base Rental or Additional Rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that the entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, or special security areas (designated in advance), and Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also have the right at any time, without same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets and other public parts of the Building, provided that the entrance to the Premise shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably.

25. NOTICES

25.1 Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by registered or certified mail or delivered personally, (a) to Tenant at Tenant’s address set forth in the Basic Lease Information, or at any place where Tenant or any agent or employee of Tenant may be found if sent subsequent to Tenant’s vacating, deserting, abandoning or surrendering the Premises, or (b) to Landlord at Landlord’s address set forth in the Basic Lease Information, or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section 25.1. Any such bill, statement,

27

notice, demand, request or other communication shall be deemed to have been rendered or given two (2) days after the date when it shall have been mailed as provided in this Section 25.1 if sent by registered or certified mail, or upon the date personal delivery is made. If Tenant is notified of the identity and address of: (i) the Landlord’s Mortgagee, or (ii) the holder(s) of any subordinate mortgage lien(s) on the Building (“Other Mortgagee(s)”), or (iii) ground or other lessor (Lessor(s)”), then Tenant shall give to such Landlord’s Mortgagee, Other Mortgagee(s), and Lessor(s) notice of any default by Landlord under the terms of this Lease in writing sent by registered or certified mail, and such Landlord’s Mortgagee, Other Mortgagee(s), and Lessor(s) shall be given a reasonable opportunity to cure such default prior to Tenant exercising any remedy available to it.

26. NO WAIVER

26.1 No failure by either party to insist upon the strict performance of any obligation of the other party under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Annual Base Rental or Additional Rent during the continuance of any such breach, and no acceptance of the keys to or possession of the Premises prior to the termination of the Term by any employee of Landlord shall constitute a waiver of any such breach or of such term, covenant or condition or operate as a surrender of this Lease.

27. TENANT’S CERTIFICATES

27.1 Tenant, at any time, and from time-to-time upon not less than ten (10) business days’ prior written notice from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord’s request, to any prospective purchaser, Lessor, or Landlord’s Mortgagee, or Other Mortgagee of any part of the Building, a certificate of Tenant certifying: (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefor), (b) the Tenant has entered into possession of the Premises (c) the Commencement and Expiration Dates of this Lease, (d) the amount of Annual Base Rental payable under the Lease (e) that this Lease is the entire agreement between the parties and is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications), and has not been assigned (f) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same), (g) whether or not there are then any defaults by Landlord in

28

the performance of its obligations under this Lease (and, if so, specifying same), (h) that Tenant has received all required contributions from Landlord on account of Tenant’s improvements, (i) the dates, if any, to which the Annual Base Rental and Additional Rent and. other charges under this Lease have been paid and the amounts of said Annual Base Rental and Additional Rent, and that no Annual Base Rental, Additional Rent, or security deposit has been paid in advance of its due date. and (j) any other information that may reasonably be required by any of such persons. It is intended that any such certificate of Tenant delivered pursuant to this Section 27.1 may be relied upon by Landlord and any prospective purchaser, Lessor, Landlord’s Mortgagee, or Other Mortgagee(s) of any part of the Building. Tenant’s failure to deliver such certificate within said ten day period shall be a default hereunder and shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in Landlord’s performance hereunder.

28. RULES AND REGULATIONS

28.1 Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit E and all modifications thereof and additions thereto from time-to-time put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any said rules and regulations. In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and the terms, covenants, agreements and conditions of such rules and regulations, as modified and amended from time-to-time by Landlord, this Lease shall control.

29. SECURITY DEPOSIT

29.1 By execution of this Lease, Landlord acknowledges receipt of Tenant’s security deposit for the faithful performance of all terms, covenants and conditions of this Lease. The sum of the security deposit is specified in the Basic Lease Information. Tenant agrees that Landlord may, without waiving any of Landlord’s other rights and remedies under this Lease upon the occurrence of any of the Events of Default described in Article 20 hereof, apply the security deposit to remedy any failure by Tenant to repair or maintain the Premises or to perform any other terms, covenants or conditions contained herein. If Tenant has kept and performed all terms, covenants and conditions of this Lease during the Term, Landlord will within thirty (30) days following the termination or expiration hereof return said sum to Tenant or the last permitted assignee of Tenant’s interest hereunder at the expiration of the

29

Term. Should Landlord use any portion of the security deposit to cure any Event of Default by Tenant hereunder, Tenant shall forthwith replenish the security deposit to the original amount. Landlord shall not be required to keep the security deposit separate from its general funds, and Tenant shall not be entitled to interest on any such deposit. Upon the occurrence of any of the Events of Default described in Article 20 hereof, the security deposit shall become due and payable to Landlord to the extent required to compensate Landlord for damages incurred, or to reimburse Landlord as provided herein, in connection with any such Event of Default.

30. AUTHORITY

30.1 If either party signs as a corporation or a partnership, each of the persons executing this Lease on behalf of such party does hereby covenant and warrant that such party is a duly authorized and existing entity, that such party has and is qualified to do business in Pennsylvania, that such party has full right and authority to enter into this Lease and that each and both of the persons signing on behalf of such party are authorized to do so. Upon either party’s request, the other party shall provide the requesting party with evidence reasonably satisfactory to the requesting party confirming the foregoing covenants and warranties.

31. MISCELLANEOUS

31.1 The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The words used in neuter gender include the masculine and feminine. If there is more than one Tenant, the obligations under this Lease imposed on Tenant shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

31.2 The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives, successors and assigns; provided, however, upon the sale, assignment or transfer by the Landlord named herein (or by any subsequent landlord) of its interest in the Building, as owner or lessor, including any transfer by operation of law, the Landlord (or any subsequent landlord hall be relieved from all subsequent obligations or liabilities under this Lease, and all obligations subsequent to such sale; assignment or transfer (but not any obligations or liabilities that have accrued prior to the date of such sale, assignment or transfer) shall be binding

30

upon the grantee, assignee or other transferee; any such grantee, assignee, or other transferee shall, by accepting such interest, shall be deemed to have assumed such subsequent obligations and liabilities. Notwithstanding anything to the contrary set forth herein, if Landlord’s Mortgagee or Other Mortgagee(s) shall succeed to Landlord’s interests hereunder, then Landlord’s Mortgagee or Other Mortgagee(s) shall not be deemed to have assumed any obligations or liabilities under this Lease which arose prior to the date any such Mortgagee shall have requested Tenant to attorn to such Mortgagee. A lease of the entire Building to a person other than for occupancy thereof shall be deemed a transfer within the meaning of this Section 31.2.

31.3 If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the full extent permitted by law.

31.4 This Lease and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

31.5 Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

31.6 This instrument, including the Exhibits hereto, which are made a part of this Lease, contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. No rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

31.7 The review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease or the Exhibits attached hereto shall not constitute the assumption of any responsibility by Landlord for either the accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review approval, inspection or examination by Landlord is for the sole purpose of protecting Landlord’s interests in the Building and under this Lease, and no third parties, including, without limitation, Tenant or any person or entity claiming through or under Tenant, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person or entity, shall have rights hereunder.

31

31.8 Upon the expiration or sooner termination of the Term, Tenant will quietly and peacefully surrender to Landlord the Premises in the condition in which they are required to be kept as provided in Article 9 hereof, ordinary wear and tear excepted. Tenant shall surrender the Premises to Landlord at the end of the Term hereof, without notice of any kind, and Tenant waives all right to any such notice as may be provided under any laws now or hereafter in effect in Pennsylvania, including the Landlord and Tenant Act of 1951, as amended.

31.9 Upon Tenant paying the Annual Base Rental and Additional Rent and performing all of Tenant’s obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease and to the rights of Landlord’s Mortgagee or Other Mortgagee(s).

31.10 Tenant covenants and agrees that no diminution of light, air or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Annual Base Rental or Additional Rent under this Lease, result in any liability of Landlord or Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

31.11 Any holding over after the expiration of the Term shall be construed to be a tenancy from month-to-month at one hundred twenty-five percent (125%) of the Annual Base Rental herein specified (prorated on a monthly basis), unless Landlord shall specify a different rent in its sole discretion, together with an amount estimated by Landlord for the monthly Additional Rent payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable. Notwithstanding the foregoing, in the event Landlord consents to Tenant’s holding over and there is a resulting month-to-month tenancy under the terms provided herein, then either Tenant or Landlord may terminate said month-to-month tenancy upon thirty (30) days prior written notice.

31.12 Neither this Lease nor any term or provision hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. Any right to change, waive, discharge, alter or modify, or

32

terminate this Lease shall be subject to the prior express written consent of Landlord’s Mortgagee. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

31.13 Tenant is hereby granted non-exclusive use of the parking areas and facilities (“Common Area”) in common with other tenants, Landlord and their respective licensees and invitees. Landlord reserves the right to relocate or substitute parking areas and facilities from time to time and Landlord further reserves the right to alter, modify and construct buildings and other improvements within the Land or Common Areas and/or sever or subdivide the Land or Common Areas; provided that in Landlord’s reasonable judgment, the ingress and egress to the Building and the use of the Building by Tenant shall not be materially and substantially interfered with. Landlord reserves the right to close off the Common Areas at such time and in such manner as to prevent the public dedication thereof. Tenant shall not park in other parking areas.

31.14 INTENTIONALLY DELETED

31.15 Notwithstanding anything contained herein to the contrary, Tenant agrees that Landlord shall have no personal liability with respect to any of the provisions of this Lease and Tenant shall look solely to the estate and property of Landlord in the Land and the Building of which the Premises form a part for the satisfaction of Tenant’s remedies, including without limitation, the collection of any judgment or the enforcement of any other judicial process requiring the payment or expenditure of money by Landlord with respect to any of Landlord’s obligations under this Lease. Tenant’s rights under this Article 31.14 shall, however, be subject to the prior rights of the Landlord’s Mortgagee and Other Mortgagee(s) with liens covering all or part of the Land or Building. Other than as provided in this Article 31.4, no other assets of Landlord or any principal of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim and in the event Tenant obtains a judgment against Landlord, the judgment docket shall be so noted. This Section shall inure to the benefit of Landlord’s successors and assigns and their respective principals.

31.16. Anything contained in any provision of this Lease to the contrary notwithstanding, if Landlord defaults in any covenant or undertaking to be performed by Landlord hereunder, neither Tenant nor any person claiming under, by or through Tenant

33

shall be entitled to take any action to procure a money judgment in personam against any person or entity who is a general partner in Landlord, Landlord’s Mortgagee, Other Mortgagee(s) or any of their respective successors and assigns, heirs or personal representative of such person or entity; provided, that nothing in the provisions of this Section 31.15 shall be deemed to alter or impair the enforceability of rights and remedies of the Tenant and any person claiming under, by or through Tenant hereunder or under any such provisions against the Landlord itself, except that any such money judgment obtained against Landlord may be executed only against the Landlord and Landlord’s interest in the Building, subject to the prior rights of Landlord’s Mortgagee and Other Mortgagee(s), and not against any general partner in Landlord, any of the respective heirs, personal representatives, successors and assigns of any such general partner, or any of the assets of any such general partner or of their respective heirs, personal representatives, successors and assigns.

31.17 Anything in this Agreement to the contrary notwithstanding, providing such cause is not due to the willful act or gross neglect of the defaulting party, such party shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease except the payment of money if the same shall be due to any strike, lock-out, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, service or financing, through act of God or other cause beyond the control of such party.

31.18 Tenant shall not record this Lease without the written consent of Landlord, and any attempt on Tenant’s part to record either the Lease or a memorandum thereof without Landlord’s consent first obtained in writing shall constitute an immediate Event of Default by Tenant hereunder, entitling Landlord to pursue any and all the remedies available to Landlord in such event.

31.19 No reference to any specific right or remedy shall preclude either party from exercising any other right or from having any other remedy or from maintaining any action to which such party may otherwise be entitled at law or in equity. No failure by either party to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition. No waiver by either party of any breach by such party under this lease or of any breach by any other tenant under any other lease of any portion of Building shall affect or alter this Lease in any way whatsoever.

34

31.20 Tenant, at its sole cost and expense, shall comply with and shall cause the Premises to comply with (a) all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations and ordinances affecting the Premises or any part thereof, or the use thereof, except those which require the making of any capital alterations, capital repairs or improvements whether or not any such statutes; laws, rules, orders, regulations or ordinances which may be hereafter enacted involve a change of policy on the part of the governmental body enacting the same, and (b) all rules, orders and regulations of the National Board of Fire Underwriters or Landlord’s fire insurance rating organization or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions, which apply to the Premises.

31.21 If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Annual Base Rental and Additional Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, the liability of each such member shall be joint and several.

31.22 Each party warrants and represents to the other that no broker, agent, or finder, except that shown in the Basic Lease Information, has been involved in the transactions contemplated hereby. Both parties hereto agree to indemnify and hold harmless the other against any and all claims, actions, damages, liabilities (including attorney’s fees and expenses) with respect to any commission, fee, or charge made by any broker, agent, or finder, not so listed, which is made by reason of any action or agreement by such party.

31.23 No payment by either party or receipt by the other party of a lesser amount than the amount herein stipulated shall be deemed to be other than on account of the earliest stipulated indebtedness, nor shall any endorsement or statement or any check or any letter accompanying any check or payment be deemed

35

an accord and satisfaction of Landlord’s right to recover the balance bf such indebtedness or preclude any remedy provided by this Lease.

31.24 Any intention to create a joint venture or partnership relation between the parties hereto is hereby expressly disclaimed.

31.25 All agreements, covenants and indemnifications contained herein or made in writing pursuant to the terms of this Lease by or on behalf of either party shall be deemed material and shall survive the expiration or sooner termination of this Lease.

36

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

WITNESS:	PARK LANE ASSOCIATES L.P.
a PA Limited Partnership

	By:	Parklane Properties, Inc.,
General Partner

By:
Charles H. Bracken
Assistant Secretary & Assistant Treasurer

WITNESS/ATTEST:	INTERNATIONAL REHABILITATION ASSOCIATES, INC. a Delaware Corporation

	By:	/s/ Kathryn A. Leisner
Kathryn A. Leisner
Assistant Corporate Secretary

37

RIDER TO LEASE

Exhibit

F	Janitorial Schedule
G	Commencement Date Agreement

3725g

RIDER TO LEASE

Between

PARK LANE ASSOCIATES L.P. (Landlord)

and

INTERNATIONAL REHABILITATION ASSOCIATES, INC. (Tenant)

Dated: September 21, 1990

This Rider is annexed to and made a part of the Landlord’s Lease to which it is attached, and in each instance in which the provisions of this Rider shall contradict or be inconsistent with the provisions of the Lease, the provisions of this Rider shall prevail and govern, and the contradicted or inconsistent provisions of the Lease shall be deemed amended accordingly.

Construction of the Premises

If Landlord fails to achieve Substantial Completion (as herein defined) and to deliver possession of the Premises to Tenant in accordance with the plans and specifications in Exhibit C on or before the Commencement Date and said failure is not the result of an event within the control of Tenant, then Tenant shall receive reimbursement from Landlord for the penalty, payable to Tenant’s current Landlord, Foster Plaza Associates, incurred as a result of Tenant’s holding over in its present space, said penalty being fifty percent (50%) of Tenant’s rental rate at Foster Plaza, payable monthly; and shall receive one (1) additional day of free rent hereunder for every day Landlord is late in completing construction.

LANDLORD AND TENANT HEREBY ACKNOWLEDGE THAT ANY AMOUNTS OF LIQUIDATED DAMAGES THAT MAY BE DUE TENANT FROM LANDLORD HEREUNDER REFLECT COSTS NOT CONTEMPLATED BY THIS LEASE THAT TENANT MAY INCUR, THE EXACT AMOUNT OF WHICH WILL BE DIFFICULT TO ASCERTAIN. THE PARTIES AGREE THAT THE AMOUNTS DESCRIBED HEREIN REPRESENT A FAIR AND REASONABLE ESTIMATE OF THE DAMAGES TENANT MAY INCUR BY REASON OF LATE PERFORMANCE BY LANDLORD.

Landlord’s Initials ______ Tenant’s Initials ______

Substantial Completion is defined as that point in time when Landlord obtains a Certificate of Occupancy for the Premises and Landlord’s architect certifies that construction is sufficiently complete, in accordance with Exhibit C, so that Tenant can occupy and utilize the Premises for the orderly conduct of its business.

Tenant shall, within thirty (30) days from the date of delivery of possession of the Premises, deliver to Landlord a list of items (hereinafter a “Punch List”) which shall set forth all items of construction and/or renovation which were either not performed or performed in an unworkmanlike manner. Landlord shall, upon receipt of the Punch List, promptly take such action as shall be necessary to fix or repair any item set forth in the Punch List and shall complete all items on the Punch List within thirty (30) days from receipt thereof.

Moving Allowance

Landlord shall provide Tenant with an allowance of up to One Dollar ($1.00) per rentable square foot to help defray any costs associated with Tenant’s relocation to the Building.

Space Planning

Landlord shall provide Tenant with an allowance of up to One Dollar, Fifty Cents ($1.50) per rentable square foot for space planning.

Signage

Tenant will be entitled to signage at the entrance of the Premises and on the Building directory. Upon review and approval by Landlord, Tenant may install a monument sign outside the Building, the location of which shall be mutually determined.

Health Club

Landlord shall provide Tenant with two (2) executive memberships to the health club located in the Airport Marriott Hotel, at no cost to Tenant.

Commencement Date Agreement

Landlord shall, not later than ninety (90) days after Tenant takes possession of the Premises, prepare and deliver to Tenant an agreement (hereinafter the “Commencement Date Agreement”) in the form attached hereto as Exhibit G. When fully executed and delivered, the Commencement Date Agreement shall supersede any inconsistent terms contained in this Lease. In the event of a dispute between the parties regarding any of the items which are to be covered by the Commencement Date Agreement, the same shall be resolved by Arbitration as herein provided.

Early Entrv for Fixturing

Tenant is herewith granted a license to enter upon the Premises at any time during the period three (3) weeks prior to the Commencement

Date (at no cost or expense) for the purpose of installing panel equipment, telephone systems and similar functions to facilitate Tenant’s move-in and start-up of business operations.

Additional Rent

Any and all amounts payable by Tenant on account of increases in Taxes must be substantiated by all of Landlord’s tax receipts, together with sufficient evidence of payment. In no event shall Tenant be responsible for Additional Rent arising out of interest or late charges due to Landlord’s failure to make prompt payment of Real Estate Taxes. In those instances where Landlord takes advantage of a discount for early payment, the discounted total shall be used as the actual tax due, and Tenant’s share of increases, if any, calculated thereon. Should any increase in Real Estate Taxes be due to modernization, improvements or additions which do not directly benefit Tenant, Tenant shall not be obligated to pay all or any part thereof. Should any increase in taxes be due to a sale of the Building to any partner of Landlord, or any entity owned, controlled by or under common control with Landlord or any partner of Landlord, with consequent reassessment resulting in an increased tax liability in excess of ten percent (10%) or more over the prior year’s taxes, Tenant shall not be obligated to pay all or any part of such increase is excess of ten percent (10%). Real Estate Taxes shall include only the current annual installment which is or would have been due as a result of Landlord having elected to pay such taxes over the longest permissible period of time. Although Landlord may elect to prepay or defer payment of Real Estate Taxes, Tenant’s obligation for increases in Real Estate Taxes shall be strictly limited so that Tenant shall not be required to pay on account of any such prepayment or deferred payment an amount in excess of the increase attributable to the current calendar year.

Operating Expenses shall be determined in accordance with generally accepted principles of sound management and accounting practices for first-class office buildings, consistently applied. There shall not be included in the Operating Expenses any expense arising from Taxes, mortgage interest and debt service, ground rent, capital repairs and improvements except as noted in Section 4.1 (h) of the Lease, executive salaries, depreciation or any other expense which under generally accepted accounting principles would not be regarded as a normal expense of operation or maintenance.

Landlord agrees to keep detailed books and records accurately documenting Operating Expenses. Tenant, or its authorized agent, shall have the right to inspect and copy the books and records of Landlord for the purpose of verifying information in Landlord’s Tax and Expense Statements.

If Additional Rent is based on Landlord’s Tax and Expense Statements, Landlord hereby certifies that the Excess Taxes Base and the Excess Expenses Base are complete and accurate reflections of costs associated with ownership and operation of the fully assessed and ninety-five percent (95%) occupied Building.

Access

At no additional cost or expense to Tenant, Tenant shall have access to the Premises three hundred sixty-five (365) days a year, on a twenty-four (24) hour a day basis.

Extension Option

Tenant may extend the Lease Term for one (1) additional period of five (5) years, such extended term to be subject to the same terms and conditions as are herein contained, except that the Annual Base Rental shall be at the lesser of:

1.	Ninety percent (90%) of the market rate in effect at the time the renewal option is exercised; or

2.

The effective rental rate in the last year of the initial lease Term adjusted to reflect the percentage increase in the CPI index over the Lease Term, which amount will not exceed four percent (4%) per annum over the Term.

Tenant shall give Landlord written notice if it intends to exercise this option, which notice must be given at least twelve (12) months prior to the Termination Date.

Right of Second Offer

During the Term and any renewal or extension thereof, Tenant shall have the right of second offer to lease any and all space which becomes available in the Building (“Additional Space”). Landlord will notify Tenant, in writing, of Additional Space that becomes available after the opportunity to lease such space has been declined by Equitrans, and Tenant will notify Landlord within five (5) business days thereafter if Tenant elects to exercise its option to lease such space. The leasing of such Additional Space shall be subject to the same terms and conditions as are contained herein, except that Annual Base Rental shall be at the market rate at the time Tenant gives notice of its intent to lease such space. Construction and fit-up shall be equivalent in quality, materials and workmanship to the construction and fit-up of the Premises. The term market rate as used herein shall mean the fair market rental rate then being charged for like space similarly situated in first-class office buildings reasonably proximate to the Building in the same city and/or geographical area, taking into consideration the applicable base years (expense stops) for purposes of determining Additional Rent, as well as the value of rent concessions, build-out allowances and the like. In the event the parties cannot reach an agreement as to the market rate, the same shall be determined by arbitration, in accordance with the rules then obtaining of the American Arbitration Association. Each party shall pay one-half (1/2) of the cost of arbitration. Tenant shall have the right to continue its occupancy of the Premises, subject to the terms and conditions herein contained, pending the decision of the arbitration panel.

Tenant’s Termination Option

Tenant shall have the option to terminate this Lease (“Termination Option”) on the third anniversary of the Commencement Date upon the following terms and conditions:

1.

Tenant shall give Landlord prior written notice of its intention to exercise its Termination Option. If such Termination Option is exercised, Tenant shall set forth in such notice the date for termination of this Lease (“Termination Date”).

2.	Tenant shall give Landlord prior written notice as follows:

a.	Sixty (60) days, if Tenant desires to expand the Premises by less than 10,000 rentable square feet;

b.	One hundred twenty (120) days, if Tenant desires to expand the Premises by between 10,000 and 25,000 rentable square feet;

c.	One hundred eighty (180) days if Tenant desires to expand the Premises by more than 25,000 rentable square feet; or

d.	One hundred eighty (180) days if Tenant is leaving the Pittsburgh area.

3.	Tenant shall pay Landlord one of the following amounts, as liquidated damages:

a.	$135,000, if the Hillman Group cannot provide expansion space within Park Lane Office Park, Park Ridge Office Center, or Park West Office Center;

b.	$416,250 if the Hillman Group cannot provide expansion space within Park Lane Office Park; or

c.	$944,586, if for any other reason, including Tenant’s leaving the Pittsburgh area.

4.	The Annual Base Rental and all items of Additional Rent (if any) shall be apportioned as of the Termination Date.

5.

Tenant shall surrender vacant possession of the Premises as of the Termination Date. In the event Tenant exercises its Termination Option, the Lease shall terminate as of the Termination Date as if the Termination Date were the date originally set forth herein for the expiration of the Term. Upon the Termination Date, Landlord shall refund to Tenant all items of Annual Base Rental and Additional Rent (if any) received in advance of its having been earned, prorated to the Termination Date.

Utilities and Services

Landlord agrees, at its sole cost and expense, to:

1.

operate the heating and cooling equipment in the Building and the Premises to maintain the Premises between 65° F. and 70° F. from October 1st to April 30th and between 74° F. and 78° F. between May 1st and September 30th, between the hours of 7 a.m. and 9 p.m. (Saturdays to 1 p.m.), Sundays and holidays excepted. Should the Premises be rendered unfit for Tenant’s use and occupancy by virtue of a period of more than five (5) consecutive days during which no air conditioning or heating is provided to the Premises, then except as provided in Section 31.17 of the Lease, Tenant shall be relieved from any and all obligations to pay Annual Base Rental and Additional Rent for any such period.

2.

provide janitorial service in accordance with the specifications attached hereto as Exhibit “F”. In the event Landlord fails to comply with said specifications, Tenant may, after the expiration of thirty (30) days written notice, provide its own cleaning of its Premises, and Tenant shall be permitted to reduce its rental by the cost thereof. Tenant shall submit said specifications to no less than three (3) reputable local cleaning services and shall accept the lowest responsive bid.

3.	keep and maintain the Premises, common facilities, common areas, parking area, sidewalks and appurtenances in a first class condition.

4.

commence removal of snow and ice within two (2) hours after-snowfall or ice accumulation if during business hours, and within a reasonable time if during non-business hours. This shall include, without limitation, the salting of walks and parking areas(s) and any other prudent safety measures for the protection of Tenant’s employees and invitees.

5.	adequately light the Premises and provide and replace lamps and related equipment when necessary.

6.	provide adequate security services for the Premises and the Building, including fire and burglar alarm devices and guard protection.

Repairs and Maintenance

Landlord agrees, at its sole cost and expense, to keep in good order and condition and repair and/or replace the structural portions of the Building, the roof and roof membrane, foundations, appurtenances, heating, ventilating and air conditioning equipment, electrical systems, plumbing systems, lighting, elevator, storm drainage and other mechanical systems serving the Building and the Premises, parking area and exterior walls and windows of the Building and underground utility and sewer pipes outside of the exterior walls of the Building. Landlord shall be responsible for repairing any damage to the Premises caused by leaks in the roof, bursting pipes (by freezing or otherwise) or from any defects of the Premises or the consequence thereof; provided, however, Landlord shall not be responsible for damage caused by installations made by Tenant or by equipment for which Tenant is required to provide maintenance.

All work performed by Landlord shall be in strict conformance with OSHA and EPA standards and local building codes and regulations. Landlord shall not use toxic paint or other materials which may emit fumes or odors harmful to Tenant’s employees.

Tenant’s Remedies Upon Failure of Services

If Landlord fails to deliver any service as required in this Lease for any period exceeding ten (10) days subject to the provisions of Section 31.17 of the Lease, Tenant shall have the right, upon written notice to Landlord, to expend any reasonable sums in the correction or curing of Landlord’s failure to perform, and to deduct such sums from the rent due for the month next following the month in which the sums were paid. This remedy shall be in addition to any other remedies available to Tenant pursuant to this Lease, at law or in equity.

Additions and Improvements by Tenant

Tenant may install vending machines in the Premises for use by its employees, provided that such machines shall be removed upon termination of this Lease, or any renewal or extension thereof, and any damage to the Premises repaired at Tenant’s cost. All vending machines shall be maintained in a neat and orderly fashion.

Building Capacity

The parties represent and warrant that they have apprised each other of use requirements, Building floor load capacity, electrical current capacity, and HVAC system capacity. Tenant shall have the absolute right (without being required to seek Landlord’s prior written consent) to connect ordinary office equipment, including copying and data processing machines, to the Building electrical system. Landlord shall not assess any additional costs against Tenant for using such ordinary business equipment and machines.

Casualty Loss or Condemnation

If the Premises and/or Building are damaged by fire or other casualty, or if any portion thereof is taken under the power of eminent domain (or sold under the threat of the exercise of such power), and such casualty or taking or sale prevents Tenant’s business operations or use of the Premises, Tenant may terminate this Lease upon thirty (30) days written notice to Landlord.

Liability Insurance

Landlord shall maintain general liability insurance, insuring Landlord for injury to persons and property occurring on the common areas within and surrounding the Building, with policy limits of at least $1,000,000.00, combined single limits and annual aggregate. Any insurance carried by Tenant shall be excess of, and will not contribute with the insurance carried by Landlord for injuries arising out of the common areas within and surrounding the Building. Upon written request, Landlord shall provide Tenant with appropriate evidence of such insurance coverage. Each policy of insurance shall contain the following liability insurance endorsement:

“It is understood and agreed that the insurer shall notify Tenant and Risk Manager, CIGNA Corporation, 1600 Arch Street – H04, P. O. Box 7716, Philadelphia, Pennsylvania 19192, in writing, thirty (30) days in advance of the effective date of any reduction, termination or cancellation of this policy.”

Workers’ Compensation

Landlord shall carry appropriate workers’ compensation and employers’ liability insurance on those of its employees who may at any time enter the Premises and agrees to indemnify and hold harmless Tenant from and against any and all expenses connected with claims made by Landlord’s employees for injuries incurred at the Premises. Landlord shall indemnify and hold Tenant harmless from and against claims resulting from injuries incurred by employees of contractor(s) hired by Landlord, unless such injuries arise solely from Tenant’s negligence.

Waiver of Subrogation

Landlord shall obtain insurance for the Building of which the Premises are a part, and Tenant shall insure or self-insure the contents and fixtures in the Premises, against fire and other casualties customarily insurable. Landlord and Tenant, for themselves and their respective insurers, agree to and do hereby release each other of and from any and all claims, demands, actions and causes of action that each may have or claim to have against the other for loss or damage to property, both real and personal, caused by or resulting from casualties customarily insurable, notwithstanding that any such loss or damage may be due to or result from the negligence of either of the parties hereto or their respective employees or agents.

Self Insurance

Tenant reserves the right to self-insure and/or insure with a “blanket” policy of insurance the liabilities and casualties specified in this Lease.

Indemnification

Except as provided in the preceding sections entitled “Workers’ Compensation” and “Waiver of Subrogation,” each party agrees to exonerate, hold harmless, protect and indemnify the other party from and against any and all losses, damages, claims, suits or actions, judgments and costs (including reasonable attorneys’ fees), which may arise or grow out of injury or death of persons or damage to property, arising out of and attributable to the negligence or willful acts or omissions of the indemnifying party, its employees, agents, or contractors.

Assignment and Subletting

Landlord will not unreasonably withhold or delay its consent to the assignment of this Lease or the subletting of all or part of the Premises.

Landlord will not unreasonably withhold its consent to a change of the use of the Premises by the assignee or subtenant, provided such use shall be for a lawful purpose consistent with the character of the Building.

Tenant may without Landlord approval assign its interest under this Lease to permit the use of the Premises by, or sublet all or any part of the Premises to any subsidiary, affiliate, parent or successor of Tenant, or any person, firm, corporation or other entity which acquires all or substantially all of Tenant’s assets, whether by way of merger, sale of assets, corporate reorganization, etc.

An “affiliate” shall mean any corporation which, directly or indirectly, controls or is controlled by or is under common control with Tenant. For this purpose, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities or by contract or otherwise.

A “subsidiary” shall mean any corporation not less than fifty percent (50%) of whose outstanding stock shall, at the time, be owned directly or indirectly by Tenant or Tenant’s parent corporation.

Landlord will cooperate with Tenant to assist in securing a new tenant should Tenant’s circumstances so change that Tenant decides it no longer requires the use of the Premises or any part thereof.

Estoppel Certificates

At no cost or expense to Tenant, and from time to time, Landlord agrees that within ten (10) business days after receipt of a written request therefor and upon such form as Tenant provides (hereinafter referred to as “Landlord’s Estoppel Certificate”), Landlord will certify to Tenant or any person designated by Tenant (“Tenant’s Designee”) that:

1.	this Lease is in full force and effect;

2.	there are no existing uncured defaults hereunder;

3.	this Lease is unmodified;

4.	the date to which rent and additional rent (if any) have been paid;

5.	the amount held by Landlord as a security deposit (if any); and

6.	any deviations from any of the preceding declarations.

Tenant and Tenant’s Designee shall be absolutely entitled to rely upon the declarations contained in Landlord’s Estoppel Certificate.

OSHA/Tight Building Syndrome

Landlord represents and warrants that the Premises and the Building comply with the applicable safety and health standards in effect pursuant to the Federal Occupational Safety and Health Act, as amended, Environmental Protection Act (including U. S. Environmental Protection Agency—Official Pesticides and Toxic Substances Guidance for Controlling Asbestos-Containing Materials in Buildings, EPA 560/5-85-024 (June, 1985), as revised from time to time) and any applicable state or local safety and health laws. Landlord covenants to maintain the Premises and the Building in such a manner as to assure continued compliance with such laws and standards and agrees to promptly make such repairs or renovations as may be necessary to meet any new or modified requirement. Landlord agrees to pay, hold harmless, and indemnify Tenant from and against any and all losses, damages, claims, suits, actions, judgments, and costs (including reasonable attorneys’ fees) which may arise or grow out of injury or death of persons or damage to property attributable to the presence in the Building or Premises (or the land on which the Building is situated) of any hazardous or toxic substance.

Landlord represents and warrants that the Premises and the Building are serviced with sufficient air handling capacity so as to provide adequate ventilation and fresh air to the Building and to the Premises, the parties recognizing that certain Buildings are affected by “tight building syndrome” where the air handling equipment does not provide sufficient fresh air to the occupants, resulting in complaints of nausea, headache, eyestrain and other ailments. In the event that Tenant receives complaints of such ailments from its employees, and documents these complaints as being related to the quality of air supplied to the Premises, Landlord shall rectify the problem.

Access by Handicapped Persons

Landlord represents and warrants that the Premises and the Building comply with all applicable laws and regulations dealing with access by handicapped persons. To the extent that the Premises are not fully accessible to any handicapped employee or invitee of Tenant, Landlord shall take all reasonable steps to modify the Building and/or the Premises so as to offer full accessibility. If required modifications are in excess of standards imposed by applicable law and regulations, and Landlord is thus unwilling to proceed, then Tenant, at its sole expense, may make such modifications to the Building and/or the Premises as it deems necessary or desirable to permit access by any such employee or invitee.

Energy

In the event any governmental agency, subdivision, entity or organization, whether national, state or local, shall pass any statute, ordinance, rule, regulation, resolution or recommendation for the conservation of energy or energy sources that will in any way affect or curtail Landlord’s ability to perform any of its obligations under this Lease:

1.	Landlord shall immediately notify Tenant thereof;

2.

Landlord shall allocate to Tenant the maximum amount of the affected or curtailed energy or energy source permitted under the most permissive interpretation of any applicable statute, ordinance, rule, regulation or resolution, and Landlord shall permit Tenant to supplement or replace the affected or curtailed energy or energy source; and,

3.

Landlord shall not curtail the performance of any of its obligations under this Lease in response to any non-mandatory statement or action of any governmental agency, whether national, state or local, without Tenant’s written consent to such curtailment.

Parking

In consideration of the rental reserved hereunder, and at no cost or expense to Tenant, Landlord shall provide Tenant with four (4) parking spaces per 1,000 rentable square feet of the Premises for the use of its employees and/or invitees.

Attorneys’ Fees

If arbitration or other legal action is instituted hereunder, the prevailing party in such action shall be entitled to recover from the other party reasonable attorneys’ fees and costs.

Landlord’s Rights Upon Tenant’s Default

Tenant shall not be in default hereunder unless and until Landlord gives written notice thereof to Tenant and Tenant fails to cure said default within:

1.	ten (10) days if said default consists of the non-payment of rent; or

2.

thirty (30) days if said default relates to something other than the payment of rent; provided, however, in the event a default reasonably takes in excess of thirty (30) days to cure, Tenant shall not be in default if Tenant commences to cure said default within said thirty (30) day period and proceeds diligently thereafter to complete the same.

In the event this Lease provides for Tenant paying late charges and/or interest on past due installments of Rent and/or Additional Rent, the same shall not commence to accrue until the expiration of the grace period after Tenant has received notice as aforesaid.

Mitigation of Damages

Irrespective of any remedies expressly provided for in this Lease, or otherwise available at law or in equity, each party covenants to exercise good faith and use its best efforts to mitigate damages which may occur as a result of the other party’s default.

Arbitration

All disputes and other matters in question between Landlord and Tenant shall be decided by arbitration in accordance with the applicable rules of the American Arbitration Association. The foregoing agreement to arbitrate shall be enforceable under the prevailing arbitration law. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Arbitration shall be the exclusive method of resolving disputes and other matters in question between Landlord and Tenant, unless the parties shall otherwise agree in writing.

IN WITNESS WHEREOF, the parties hereto have executed this Rider as of the day and year first above written.

PARK LANE ASSOCIATES L.P. A PA Limited Partnership
	BY:	Parklane Properties, Inc.	Landlord
WITNESS		General Partner
	By:	/s/ Charles H. Bracken	(Seal)
Charles H. Bracken
Assistant Secretary & Assistant Treasurer
WITNESS

INTERNATIONAL REHABILITATION ASSOCIATES,
	INC.		Tenant
	By:	/s/ Kathryn A. Leisner	(Seal)

FIRST LEASE AMENDMENT

AGREEMENT made as of this 21 day of May 1991 between PARK LANE ASSOCIATES L.P. (hereinafter called Lessor) and INTERNATIONAL REHABILITATION ASSOCIATES, INC. (hereinafter called Lessee).

WITNESSETH

WHEREAS, Lessor and Lessee entered into a written agreement of lease dated September 21, 1990, whereby Lessor leases to Lessee approximately 45,000 rentable square feet of office space on the first, second and third floors of the building known as 3000 Park Lane.

WHEREAS, it is the desire of the parties to further amend said lease; it is mutually agreed as follows:

1.	It is hereby stipulated and agreed that the term of said lease commenced on January 14, 1991 and will end on January 13, 1997, unless sooner terminated as provided in the above mentioned lease.

2.	Effective January 14, 1991, Lessee’s total Premises in 3000 Park Lane was calculated to be 45,661 rentable square feet.

3.	Effective January 14, 1991, Lessee’s Base Annual Rent will increase by $12,393.75 to $856,143.75 per annum, payable in equal monthly installments of $71,345.31.

4.

Effective January 14, 1991, Lessee’s proportionate share for purposes of calculating escalation under Paragraph 4 of the lease, shall increase from 41.93% to 42.54%. Escalation will continue to be calculated in accordance with Paragraph 4 of the original lease.

5.

In accordance with the terms of the above mentioned lease, Lessee is to receive ten (10) months of rent abatement. Subject to the commencement date stated in paragraph 1 above, Lessee will not be required to pay rent for the period January 14, 1991 to November 13, 1991.

6.	Except as herein modified, said Lease, as amended, shall remain in full force and effect.

WITNESS:	PARK LANE ASSOCIATES L.P. A PA Limited Partnership

	By:	Park Lane Properties, Inc.
General Partner

	By:	/s/ Coleman J. Benedict
Coleman J. Benedict
Vice President

ATTEST:	INTERNATIONAL REHABILITATION ASSOCIATES, INC. A Delaware Corporation

/s/ Carol Skinner
	By:	/s/ Kathryn A. Leisner
Kathryn A. Leisner
Assistant Corporate Secretary

SECOND AMENDMENT TO LEASE

AGREEMENT made as of this 5 day of February, 1997 between PARKLANE ASSOCIATES, L P., (hereinafter called “Landlord”) and INTERNATIONAL REHABILITATION ASSOCIATES, INC (hereinafter called “Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant entered into a written Agreement of Lease dated September 21, 1990, as amended on May 21, 1991, whereby Landlord leases to Tenant 45,661 rentable square feet of office space on the first (1st), second (2nd) and third (3rd) floors of the building known as 3000 Park Lane; and

WHEREAS, it is the desire of the parties to further amend said Lease; it is mutually agreed as follows:

1.	Tenant will extend the term of this Lease for a five (5) year period, commencing January 14, 1997 and terminating January 31, 2002.

2.	Effective January 14, 1997, Tenant’s Base Annual Rental will be $936,050.50, payable in monthly installments of $78,004.21.

3.	Effective January 14, 1997, Landlord agrees to abate the first three (3) months of Annual Base Rent due under this Lease Extension, commencing January 14, 1997 and ending April 13, 1997.

4.	Effective January 14, 1997, Tenant’s Excess Tax Base and Excess Expense Base, as stated in the Basic Lease Information of the Lease, shall become a 1997 Base Year in each instance.

5.

Landlord will provide Tenant with a Tenant Improvement Allowance of $10.00 per rentable square foot which, for the purposes of this lease extension, equates to $456,610.00. Tenant shall receive such improvement allowance upon full completion of such work. Any unused allowance may be used by Tenant at Tenant’s sole discretion to either; (1) to offset other tenant costs of this project, including but not limited to architectural and design costs, voice and data cabling, security system, signage and moving; or (2) taken as Additional Rent Abatement. Landlord will assess no supervisory fee incident Tenant’s construction of Initial Tenant Improvement Work.

6.

Provided Tenant is not in default of this Lease, Tenant, during the Term of this Lease Extension and any renewal thereof, shall have the Right of First Offer to lease any and all space which becomes available on the fifth floor (Additional Space), along with a Right of Second Offer to lease any and all space which becomes available on the first and fourth floors (Additional Space). Landlord will notify Tenant in writing, of Additional Space that becomes available or is no longer encumbered by other rights, and Tenant will notify Landlord within ten (10) business days thereafter if Tenant elects to exercise its right to lease such space. The leasing of such Additional Space shall be subject to the same terms and conditions as are contained herein, except that Annual Base Rental shall be at 95% of the fair market rate at the time Tenant gives notice of its intent to lease such space but in no event less than the Annual Base Rental plus additional rent in effect at the time of exercise of Right of First and/or Second Offer as the case may be. The term “market rate”, as used herein, shall mean the fair market rental rate then being charged for like space similarly situated in first class office buildings reasonably proximate to the Building in the same city and/or geographical area, taking into consideration the applicable base years for purposes of determining Additional Rent, Tenant’s credit worthiness, that a broker may or may not be involved, the value of rent concessions, buildout allowances and that Landlord may or may not lose rent because of any marketing or construction time.

7.

Tenant may extend the Lease Term for one additional period of five (5) years, such extended term for all or part of the Premises, provided such partial area leaves Landlord with a readily leasable area and Tenant extends the term for no less than 10,000 rentable square feet, to be subject to the same terms and conditions as are herein contained, except that the Annual Base Rental shall be ninety-five percent (95%) of the market rate in effect at the time the renewal option is exercised, and Tenant shall give Landlord prior written notice if it intends to exercise this option, which notice must be given six (6) months prior to the termination date. The term “market rate”, as used herein, shall mean the fair market rental rate then being charged for like space similarly situated in first class office buildings reasonably proximate to the Building in the same city and/or geographical area, taking into consideration the applicable base years for purposes of determining Additional Rent, Tenant’s credit worthiness, that a broker may or may not be involved, the value of rent concessions, buildout allowances and that Landlord may or may not lose rent because of any marketing or construction time.

8.

Subject to Landlord’s approval and Tenant acquiring the proper governmental and Regional Industrial Development Corporation (RIDC) approvals, Tenant shall have the right, during Tenant’s Lease Term, to locate and install a satellite dish, microwave antenna on the roof of the Building. Tenant shall have unrestricted access to the roof equipment rooms, telephone rooms and other areas in which Tenant’s equipment may be placed. Landlord agrees not to charge Tenant rent for Tenant’s use of the roof. Tenant shall be responsible for all costs associated with the construction and attachment of the equipment and all utility consumption for such equipment. Upon termination of this Lease, Tenant shall be responsible for all costs associated with the removal of all Tenant’s equipment associated with Tenant’s use of the Building’s Roof, as well as the repair of any damage caused to the Building by Tenant’s installation and removal of such equipment.

9.

Landlord and Tenant each represent and warrant to the other that there were no real estate agents or brokers involved with the introduction of the parties of in the negotiation and execution of this Lease Extension other than Grubb & Ellis Company and The Gustine Company. Landlord and Tenant shall hold each other harmless from any and all claims for commissions, fees or compensation for this lease transaction by any party claiming to have acted as agent, representative or broker for any of the parties to this Lease Extension other than Grubb & Ellis Company and The Gustine Company.

10.	With respect to Paragraph 25 of the Lease, Landlord acknowledges that Tenant’s headquarters have moved from Berwyn, PA to Two Liberty Place, 1601 Chestnut Street, Philadelphia, PA 19192.

2

11.	Landlord agrees to change the interest rate in Paragraph 4.1h viii from 15% to the Prime Interest Rate as published by PNC Bank from time to time or such successor bank plus two (2%) percent.

12.

Tenant shall be permitted to place a monument sign in a mutually agreed upon area near an entrance to the Building. All costs associated with such signage are to be borne by Tenant. In addition, Tenant will be responsible for obtaining all necessary governmental and RIDC approvals and will submit to Landlord, for Landlord’s approval, detailed specifications for such monument signage.

13.	The following shall be added to Paragraph 7 of the Lease.

At no additional cost or expense to Tenant, other than those outlined in Paragraph 4 of the Lease “Additional Rent for Excess Operating Expenses and Taxes”, Tenant and its invitees and employees, shall have the right, in common with other tenants of the Building and their invitees and employees, to use all stairways, elevators, halls, toilets and sanitary facilities, and all other general common facilities contained in the Building, and all sidewalks, delivery areas, parking facilities and other appurtenances to the Building.

14.	The Premises shall be used for general office purposes only.

15.	The following shall be added to the Utilities and Services Section of the Rider to Lease dated September 21, 1990:

a.	Landlord shall provide hot and cold water, sanitary and toilet facilities and supplies for use by Tenant, their employees and invitees.

b.	Landlord shall provide pest control and extermination service to a level consistent with .that found in other first class buildings in the area.

c.

Landlord shall furnish and provide the Premises with electric current for building standard; lighting, normal office use, heating, air conditioning and office machines (such as duplicating, word processing and desktop computer terminals).

d.	Provide sufficient elevator service for access to the Premises. (At least one (1) elevator shall operating during non-business hours, affording access to the Premises.)

16.

Tenant shall have the duty to deliver the Premises, at the end of the Lease Term or any applicable renewal period, in substantially the same condition as when Tenant first occupied the Premises to conduct business. Notwithstanding, Tenant is not responsible for reasonable wear and tear, necessary improvements of a structural nature affecting Building systems, any non-structural improvements that are reasonably necessary for Tenant to use the Premises as permitted by Lease, the original Tenant leasehold improvement work and subsequent additions and improvements made hereunder.

3

This duty shall not be breached until thirty (30) days after the end of the applicable Lease Term. Notwithstanding the above, said thirty-day time frame shall not apply where Tenant is actively repairing or restoring the Premises in a diligent manner. Tenant shill not be obligated to repair or restore the Premises from damage resulting from any-fire or other casualty fosses which is not a result of Tenant’s negligence or misconduct.

17.

Landlord represents and warrants that the Building complies with all applicable laws and regulations dealing with access by individuals with disabilities. To the extent that the Building is not accessible to any disabled employee or invitee of Tenant, Landlord shall take all reasonable steps to modify the Building and to offer accessibility. If required modifications are in excess of standards imposed by applicable law and regulations, and Landlord is thus unwilling to proceed, then Tenant, at its sole expense, may, upon Landlord’s approval, make such modifications to the Building as it deems necessary or desirable to permit access by any such employee or invitee. Landlord agrees to indemnify and hold Tenant harmless from and against any and all losses, damages, claims, suits, actions, judgments and costs (including reasonable attorneys’ fees) which may arise or grow out of any claimed failure of the Building to comply with such laws and regulations.

Tenant represents and warrants that the Premises complies with all applicable laws and regulations dealing with access by individuals with disabilities. To the extent that the Premises is not accessible to any disabled employee or invitee of Tenant, Tenant shall take all reasonable steps to modify the Premises and to offer accessibility. If required modifications are in excess of standards imposed by applicable law and regulations, and Tenant is thus unwilling to proceed, then Landlord, at its sole expense, may, but shall not be required to, make such modifications to the Premises as it deems necessary or desirable to permit access by any such employee or invitee. Tenant agrees to indemnify and hold Landlord harmless from and against any and all losses, damages, claims, suits, actions, judgments and costs (including reasonable attorneys’ fees) which may arise or grow out of any claimed failure of the Premises to comply with such laws and regulations.

The Lease Agreement, as amended by this Amendment, and the Exhibits thereto, contains the entire agreement between the parties hereto and there are no agreements, warranties or representations which are not set forth therein or herein. This Amendment may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto.

This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

4

Executed the date first above written.

WITNESS:	PARKLANE ASSOCIATES, L.P. a PA Limited Partnership

	By:	WCB TWELVE, INC.
a Delaware Corporation
General Partner

By:
John F. Markey

	Its:	Senior Vice President - East

ATTEST:	INTERNATIONAL REHABILITATION ASSOCIATES, INC.

By:
Its:

5

THIRD AMENDMENT TO LEASE

Third Amendment to Lease dated the 19th day of November 2001, between 3000 Park Lane Associates (“Landlord”) and International Rehabilitation Associates, Inc., (“Tenant”)

WITNESSETH:

WHEREAS, Parklane Associates, L.P. (Landlord’s predecessor in interest) and Tenant entered into a Lease dated September 21, 1990 as amended May 21, 1991 and February 5, 1997, (the “Lease”) for certain premises on the first, second and third floors of 3000 Park Lane, Pittsburgh, PA (the “Building”), containing 45,661 rentable square feet, all as more particularly described in the Lease (the “Premises”), and

WHEREAS, Landlord succeeded to all of the interest of Parklane Associates, L.P., and

WHEREAS, Tenant sublet an additional 23,449 rentable square feet from Equitrans, L.P. (“Equitrans”) by sublease dated August 10, 2000, as consented to by Landlord by Consent to Sublease, dated August 10, 2000, ( the “Sublease”), which premises are more particularly described in the Sublease ( the “Sublease Premises”) and

WHEREAS, Tenant is desirous of leasing additional space in the Building and of extending the term of its tenancy and becoming a direct tenant in regard to the sublet space occupied by Tenant in the Building and Landlord is agreeable to same;

NOW THEREFORE, in consideration of the mutual benefits passing between the parties and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

1. Existing Premises: Tenant acknowledges that it currently occupies, in accordance with the terms of the Lease the following: 45,661 rentable square feet on the first, second (2nd) and third (3rd) floors of the Building (of which Tenant will be surrendering to Landlord 3,441 rentable square feet on the first floor) and a sublet area of 23,449 rentable square feet on the fifth (5th) floor of the Building (the “Existing Premises”).

Tenant acknowledges that it has entered into a Termination Agreement of its Sublease with Equitrans which Sublease shall cease as of November 19, 2001 and that the terms of the Lease as amended herein shall apply to the Sublease Premises. Tenant further acknowledges that this Third Amendment to Lease is contingent upon the full execution of a mutually acceptable Termination Agreement between Landlord and Equitrans and Equitrans’ delivery of the Sublease Premises on November 19, 2001. In the event that the aforesaid Termination Agreement is not simultaneously executed with this Third Amendment to Lease, this Third Amendment to Lease shall be void and of no force or effect.

2. Additional Premises: In addition to the Existing Premises Tenant will lease the spaces as listed below:

Pagenet Suite	First Floor	8,818 rentable square feet
Pagenet Suite	First Floor	2,092 rentable square feet
Equitrans Suite	First Floor	3,325 rentable square feet
Equitrans Suite	Fourth Floor	6,551 rentable square feet
Grubb & Ellis Suite	Fourth Floor	1,029 rentable square feet
Alcoa Suite	Fourth Floor	9,707 rentable square feet

Landlord and Tenant acknowledge that the Pagenet Suites are vacant and not subject to any outstanding lease. The availability of the Equitrans Suites and the Grubb & Ellis Suite are contingent upon Landlord effecting a termination of the existing tenancies in those spaces: The Alcoa Suite (the “Alcoa Space”) is currently subject to an outstanding lease with a termination date of September 30, 2002. The Alcoa Space shall be available to Tenant on October 1, 2002. If Tenant by written notice requests that it be provided the Alcoa Space at an earlier date, Landlord shall endeavor to effect an earlier termination of the lease for the Alcoa Space. Should the Alcoa Space be delivered to Tenant at a date earlier than October 1, 2002, Landlord and Tenant shall promptly enter into a lease amendment reflecting the modification of the terms hereof as a result of such earlier date.

The foregoing premises shall be severally and collectively referred to as the “Additional Premises”.

The “Commencement Date” for the Additional Premises, excluding the Alcoa Space, shall be February 1, 2002.

The “Alcoa Commencement Date” for the Alcoa Space shall be October 1, 2002.

The “Commencement Date” for the Existing Premises shall be February 1, 2002.

As otherwise utilized in this Third Amendment to Lease the term “Commencement Date” shall mean February 1, 2002.

The “Expiration Date” of the Extended Term (as hereafter defined) for the Premises (including the Additional Premises) shall be January 31, 2009.

The Existing Premises together with the Additional Premises (as same are delivered) shall constitute the “Premises” as set forth in the Lease during the “Extended Term” (as such term is hereafter defined) The Premises shall consist of, excluding the Alcoa Space, 86,455 rentable square feet. When all the Additional Premises have been delivered the Premises shall consist of 97,191 rentable square feet.

3. Extended Term: The term of the Lease for the Premises is hereby extended for a period of seven (7) years, commencing on the Commencement Date for the Existing Premises and the Additional Premises, except for the Alcoa Space, and expiring on the Expiration Date, unless sooner terminated in accordance with the terms of the Lease (the “Extended Term”).

The “Rent Commencement Date” for the Premises, excluding the Alcoa Space, during the Extended Term shall be February 1, 2002. The Rent Commencement Date for the Alcoa Space during the Extended Term shall be October 1, 2002.

4. Extended Term Base Rent: During the Extended Term the Base Rent for the Premises, excluding the Alcoa Space shall be:

Base Rent Per Rentable

Period	Square Foot	Annual	Monthly
February 1, 2002-September 30, 2002	$20.00	$1,749,680.00	$145,806.67

During the Extended Term the Base Rent for the Premises once the Alcoa Space has been delivered shall be:

Base Rent Per Rentable

Period	Square Foot	Annual	Monthly
October 1, 2002-January 31, 2009	$20.00	$1,943,820.00	$161,985.00

5. During the Extended Term, the Basic Lease Information of the Lease is amended as follows:

a) For the period of February 1, 2002 until September 30, 2002:

Tenant’s Share of Excess Expenses (subject to Lease provisions) 83.0689%

Tenant’s Share of Excess Taxes (subject to Lease provisions) 83.0689%

Excess Taxes Base: Calendar Year 2002 Real Estate Taxes (as defined in the Lease)

Excess Expenses Base: Calendar year 2002 Expenses (as defined in the Lease)

b) For the period from October 1, 2002 until the Expiration Date:

Tenant’s Share of Excess Expenses (subject to lease provisions) 92.2860%

Tenant’s Share of Excess Taxes (subject to Lease Provisions) 92.2860%

Excess Taxes Base: Calendar Year 2002 Real Estate Taxes (as defined in the Lease)

Excess Expenses Base: Calendar Year 2002 Expenses (as defined in the Lease)

6. Tenant’s Work:

Section 1.01. Subject to the provisions of Section 1.04, below, Tenant shall construct tenant improvements in the Premises (“Tenant’s Work”). Tenant’s Work shall be subject to the prior written approval of Landlord, which will not be unreasonably withheld, delayed or conditioned (except with respect to matters affecting the structure or the mechanical systems serving the Building, as to which Landlord may withhold approval in its sole discretion). Tenant will deliver to Landlord plans and specifications for Tenant’s Work prepared by professional consultants retained by Tenant and reasonably acceptable to Landlord (“Tenant Plans”). Landlord will review and either approve or disapprove such plans (and any revisions thereto) within three (3) business days of Landlord’s receipt of same; provided, however, that in the event that Landlord does not either approve or disapprove such Tenant Plans (or revisions thereto) within such time period, then Tenant shall notify Landlord that unless Tenant receives Landlord’s approval or disapproval within two (2) business days after receipt of such notice from Tenant, such Tenant Plans (or revisions thereto), shall be deemed approved. For purposes of this Section 1.01 notice shall be provided by facsimilie and by overnight delivery. Tenant’s Work shall be performed in compliance with the Tenant Plans and all applicable laws, codes and regulations.

Section 1.02. Landlord’s approval of the Tenant Plans shall not constitute assumption of responsibility for the accuracy, sufficiency or propriety thereof, nor shall such approval constitute a representation or warranty that the Tenant Plans comply with applicable laws. Tenant shall obtain all permits and other governmental approvals required for the construction of Tenant’s Work. Landlord will reasonably cooperate with Tenant (at no cost or expense to Landlord) in connection with Tenant’s obtaining governmental permits and approvals for the construction of the Tenant Work as reasonably requested by Tenant.

Section 1.03. Prior to commencing Tenant’s Work, Tenant shall provide to Landlord the name and address of the general contractor that Tenant intends to employ to perform Tenant’s Work, and the general contractor shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

Section 1.04. (i) As an inducement to Tenant, Landlord shall provide Tenant with a building allowance (the “Tenant Improvement Allowance”) in the amount of One Million Four Hundred Fifty Seven Thousand Eight Hundred Sixty Dollars ($1,457,865.00), calculated on the basis of Fifteen and No/100ths Dollars ($15.00) multiplied by the number of rentable square feet in the Premises as set forth in this Amendment.

Landlord shall disburse the Tenant Improvement Allowance to Tenant, in compliance with the requirements set forth in this Section 1.04, as follows:

a)

One Million Three Hundred Sixty Thousand Six Hundred Seventy Four Dollars ($1,360,674.00) based on Fourteen ($14.00) Dollars per rentable square foot to be paid commencing upon the Rent Commencement Date, subject to the conditions stated below; and

b)

the balance of the Tenant Improvement Allowance, or Ninety Seven Thousand One Hundred Ninety One and no/100s Dollars ($97,191.00) to be paid in annual payments on the anniversary of the Rent Commencement Date in the amount of Twenty Five Thousand and no/100s Dollars ($25,000.00), until the balance of the Tenant Improvement Allowance is paid, approximately a four (4) year period.

(ii) The portion of the Tenant Improvement Allowance to be paid pursuant to subsection (a) above shall be disbursed by Landlord to Tenant as reimbursement of the costs incurred in the construction of Tenant’s Work ( or to Tenant’s general contractor upon receipt of Tenant’s written notice of the work order and confirmation that such work has been performed to Tenant’s satisfaction) in accordance with the Tenant Plans, monthly as construction progresses, upon receipt by Landlord of invoices, receipts and other evidence in form and substance reasonably satisfactory to Landlord in support of the performance of Tenant’s Work, together with appropriate lien releases (collectively, the “Progress Documents”) within thirty (30) days following Landlord’s receipt of the applicable Progress Documents.

(iii) The portion of the Tenant Improvement Allowance to be paid pursuant to subsection (b) above shall be paid in annual amounts as set forth in such subsection and in accordance with subsection (ii) above. Any amount of the annual payment of $25,000.00, which is not utilized, shall carry over to the next anniversary date but no such amount shall survive the expiration or earlier termination of the Extended Term. In the event that the Lease is terminated early the payment of any remaining portion of the Tenant Improvement Allowance shall be prorated. However in the event that the Lease is terminated early due to a default of Tenant, Tenant shall not be entitled to any remaining payments of the Tenant Improvement

Allowance. Any portion of the annual payment amount that is not utilized by Tenant for the construction of improvements in the Premises may be utilized by Tenant to offset other direct construction costs incurred by Tenant in regard to Tenant’s Work, such as architectural, design costs, voice and data cabling, security system, signage and moving costs.

All provisions of the Lease and Lease Amendments, other than this Third Amendment to Lease, concerning the payment of any Tenant Improvement Allowances are hereby deleted and of no further force or effect.

Section 1.05. Tenant will give Landlord prior written notice of any significant changes in the Tenant Plans made during the course of the work (and such other documentation in connection therewith as Landlord may reasonably request) and upon completion of Tenant’s Work, Tenant shall supply Landlord with “as-built” drawings accurately reflecting all such changes and the Tenant Work. Changes in the Tenant Plans need not be submitted to Landlord for approval so long as such changes substantially conform to the initially approved Tenant Plans and do not affect the structure or the mechanical systems of the Building. Landlord agrees to cooperate with Tenant in making the Premises reasonably accessible to Tenant’s architects, engineers, contractors and agents.

Section 1.06. Tenant acknowledges and agrees that it accepts the Premises (including but not limited to the Additional Premises) in its “as is” condition. Landlord represents, that to its reasonable knowledge, there are no violations existing in regard to the Additional Premises. Tenant shall, at Tenant’s sole expense, (a) comply with all laws, orders, ordinances, and regulations of federal, state, county and municipal authorities having jurisdiction over the Premises, including, without limitation, OSHA, IRCA and ADA as the same may be applicable to Tenant’s occupancy or use of the Premises, (b) comply with any direction, order or citation made pursuant to law by any public officer requiring abatement of any nuisance or which imposes upon Landlord or Tenant any duty or obligation arising from Tenant’s occupancy or use of the Premises or from conditions which have been created by or at the request or insistence of Tenant, or required by reason of a breach of any of Tenant’s obligations hereunder or by or through other fault of Tenant, (c) comply with all insurance requirements applicable to the Premises and (d) indemnify and hold Landlord harmless from any loss, cost, claim or expense which Landlord incurs or suffers by reason of Tenant’s failure to comply with its obligations under clauses (a), (b) or (c) above. If Tenant receives notice of any such direction, order, citation or of any violation of any law, order, ordinance, regulation or any insurance requirement, Tenant shall promptly notify Landlord in writing of such alleged violation and furnish Landlord with a copy of such notice. Tenant shall not do or permit anything to be done on or about the Premises which will in any way obstruct or interfere with the rights of other tenants or guests of the Building, or injure or annoy them, or use or allow the Premises to be used in any way which, in Landlord’s judgment, would constitute an improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or suffer to be committed any waste in or upon the Premises. Tenant has determined, of its own independent investigation, that the Premises may be utilized by Tenant for the use indicated in the Lease and that the Premises are in accordance with all applicable laws, orders and regulations of any governmental or regulatory agency.

Tenant acknowledges that design plans for the Premises will not violate any floor load requirements.

Section 1.07 Tenant acknowledges that it is supervising its own construction work and that the work is subject to Tenant’s Plans as approved by Landlord. Tenant shall ensure that the work performed by Tenant is in strict compliance with Tenant’s Plans. In the event that Landlord must utilize independent consultants or experts to review Tenant’s Plans the cost of such independent consultants shall be charged against the Tenant Improvement Allowance, such cost not to exceed Five Thousand Dollars ($5,000.00).

7. Section 6 of the Second Amendment to Lease and the Rider to Lease Section “Right of Second Offer” are hereby deleted in their entirety and the following substituted therefore:

“Section 6: Right of First Offer:

Provided Tenant is not in default of this Lease beyond any applicable cure period and subject to the rights of other existing tenants, if any, Tenant shall have the right during the Term of this Lease, as extended, to lease the following space as it becomes available in the Building subject to the following (the “Expansion Space”):

a) Landlord and Tenant acknowledge that the Expansion Space consists of two spaces currently occupied by existing tenants, specifically Eli Lilly in 3,114 rentable square feet on the fourth (4th) floor (the “Lilly Lease”) and WCB Properties containing 1,570 rentable square feet on the fourth (4th) floor (the “WCB Lease”). The Lilly Lease is scheduled to expire on March 21, 2004 and the WCB Properties Lease is to expire on December 31, 2002, subject to a one year option to extend the expiration date to December 31, 2003.

b) Tenant must provide notice (as set forth in the Lease) to Landlord of its exercise to expand into the available space at least six (6) months prior to the expiration of the term of each lease’s respective expiration date.

c) The Base Rent and Additional Rent shall be the same as the Rent then in effect for the Premises under the Lease, as amended.

d) Landlord shall provide to Tenant a Tenant Improvement Allowance, based on Fifteen Dollars ($15.00) per rentable square foot, subject to the terms as set forth in this Amendment in an amount equal to the pro rated Tenant Improvement Allowance set forth herein amortized over the balance of the remaining term of the Lease, excluding the Renewal Option periods, to be disbursed to Tenant in the same manner as set forth in Section 1.04 (ii) of this Third Amendment to Lease.”

8. Section 7 of the Second Amendment to Lease is deleted in its entirety and the following substituted therefor:

“Section 7.01 Option to Renew:

Tenant shall have the option, provided it is not in default at the time of exercise or at the time of commencement, beyond any applicable cure period, to extend the term of this Lease for two additional periods of five (5) years each. The First Option Period shall commence upon the expiration of the Extended Term and the Second Option Period, which is contingent upon Tenant exercising the First Option Period shall commence upon the expiration of the First Option Period.

In order to exercise either Option Tenant must provide Landlord with notice delivered utilizing the delivery method as set forth in the Lease, as set forth below. The Option Periods shall be on the same terms and provisions as set forth in the Lease except:

a) the Base Rent during the Option Periods shall be at the then current Fair Market Rent Rate. The “Fair Market Rent Rate” as used herein, shall mean the fair market rental rate then being charged for like space with a like “Use” as set forth in the Basic Lease Provisions of the Lease, similarly situated in first class office buildings reasonably proximate to the Building in the same city and/or geographical area, taking into consideration the applicable base years for purposes of determining Additional Rent, Tenant’s credit worthiness, that a broker may or may not be involved, the value of rent concessions, buildout allowances and that Landlord may or may not lose rent because of any marketing or construction time. Such rent for the renewal term shall be as set forth by Landlord in its Rental Notice, as hereinafter defined.

b) Tenant shall exercise such option by giving written notice thereof to Landlord no later than twelve (12) months prior to the expiration of the Extended Term or the First Option Period, as applicable. If Tenant shall exercise such renewal option, Landlord shall give Tenant written notice (the “Rental Notice”) within thirty (30) days after receipt of Tenant’s exercise notice as to its proposed rental rate for the renewal term. If Tenant shall dispute the proposed rental rate and if the parties cannot agree upon the rental rate on or prior to ten (10) months prior to the expiration of the term or renewal term, as applicable, then either party may thereafter refer such dispute to arbitration in accordance with the rules of the American Arbitration Association then prevailing. If such arbitration shall not be concluded prior to the commencement of the renewal term, then the initial rent for the renewal term shall be the rate proposed by Landlord in the Rental Notice (or, if lower, such rate as Landlord shall have proposed in the arbitration), which rate shall remain in effect until the a ruling is reached in arbitration, and if the arbitration shall result in a lower rent, Tenant shall be entitled to a credit against the next succeeding installments of rent due hereunder for such overpayment as it shall have theretofore made. If the arbitration shall result in a higher rent, Tenant shall within thirty (30) days thereafter pay to Landlord the amount of the underpayment. Upon the determination of the matters referred in this Article, Landlord and Tenant shall enter into an agreement supplementary to the Lease, as amended, setting forth the applicable rent for the renewal term, but the failure to enter into any such supplementary agreement shall not affect the exercise of Tenant’s option under this Section.”

9. Section 3 (h) of the Lease is amended by the addition of the following exclusions following subsection (iv) of the last paragraph of this section:

“(v) real estate taxes, if billed separately; (vi) structural repairs; (vii) mortgage interest or ground rent; (viii) depreciation of the Building and amortization of the cost of Tenant Improvements; (ix) executive salaries; (x) repair or replacements paid by proceeds of insurance or by Tenant or other third parties; (xi) alterations attributable solely to tenants of the building; (xii) leasing commissions; (xiii) legal expenses, other than those incurred for the general benefit of the Building or its tenants, for example real estate tax disputes; (xiv) overtime or other expenses of Landlord in curing defaults of Landlord or performing work expressly provided in this Lease to be borne at Landlord’s expense; (xv) Federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; (xvi) advertising and promotional expenses; (xvii) damages, fines, interest or penalties incurred by Landlord due to failure to timely comply with contractural or legal obligations, unless due to Tenant `s failure to timely pay Rent or otherwise caused by Tenant; (xviii) costs incurred in bringing the Building’s structure, systems and parking lot into compliance with any law in effect prior to the Commencement Date; (xix) costs of contract services provided by Landlord or any of its affiliates and overhead and profit paid to Landlord or affiliates of Landlord to the extent that the cost of such services exceed market costs for such services rendered by unrelated persons or entities of similar skill, competence and experience; (xx) expenses resulting from the intentional negligence or misconduct of Landlord, its agents or employees; (xxi) any bad debt loss, rent loss or reserves for bad debt rent loss; (xxii) costs associated with the operation of the business of the person or entity which constitutes Landlord as the same are distinguished from the costs of the Building; (xxiii) costs incurred by Landlord for repairs or replacements to the extent that Landlord is reimbursed under warranties or guaranties; (xxiv) damage and repairs attributable to condemnation; (xxv) any sale, syndication, financing or refinancing costs; and (xxvi) principal payments on any indebtedness of Landlord or expenditures for capital improvements; except that the following expenditures may be included in Annual Operating Costs: a) principal payments on any indebtedness incurred to finance capital improvements, b)expenditures for capital improvements which reduce or are projected in the reasonable business judgment of Landlord to reduce Annual Operating Costs and (c) capital expenditures required by any law promulgated after the date hereof, which expenditures as set forth in the foregoing subsections (a), (b) and (c) shall be included in Annual Operating Costs as follows:

If there shall be purchased any item of capital equipment or made any capital expenditure required by any law promulgated after the date hereof or in Landlord’s reasonable business judgment designed to result in savings or reductions in Annual Operating Costs incurred or reasonably projected to be incurred, then the costs for the same shall be included in Annual Operating Costs for the calendar year in which the costs are incurred and subsequent calendar years, on a straight line basis, to the extent that such items are amortized over the reasonably anticipated useful life of such items, in accordance with generally accepted accounting principles, with an interest factor equal to the Prime Rate plus two (2%) percent. If there shall be leased any capital equipment to meet requirements of any law promulgated after the date hereof or projected in Landlord’s reasonable business judgment to result in savings or reductions in Annual Operating Costs, then the rental and other costs paid for such leasing shall be included in Annual Operating Costs for the calendar years in which they were incurred.

10. Section 4.1 of the Lease is amended by the addition of the following paragraph at the end thereof:

“Section 4.1(j) Tenant’s Audit Right. Tenant, provided it is not in default beyond any applicable cure period, upon thirty (30) days written notice, limited to not more than once in any twelve (12) consecutive month period, shall have the right, at its sole cost and expense, to audit Landlord’s books and records respecting Operating Costs. Such audit shall be conducted at Landlord’s main office in Purchase NY, shall only be performed by a CPA firm or Tenant’s employees consisting of its internal audit personnel and shall not be conducted by any individual or firm being compensated on a contingency fee basis. Such audit shall be conducted during reasonable business days and hours and shall not interfere with the operation of Landlord’s business operation. Any information obtained by Tenant will be kept confidential and shall not be revealed or disclosed to anyone other than Tenant’s employees, attorneys or accountants. Any such audit shall be limited to the Operating Costs for the prior calendar year. For example proper notice given at any time during the calendar year 2003 will permit Tenant to audit the Operating Costs for the calendar year 2002.Tenant shall continue to pay all amounts as billed by Landlord pending the conclusion of any audit.”

11. Section 13.1 of the Lease is amended by adding at the end thereof the following:

“Landlord acknowledges that there is no mortgage on the Property as of the date hereof. Landlord represents that in the event it should seek to place any financing on the Property it shall request any potential mortgagee to provide a Subordination, Non-Disturbance

Agreement ( the “SNDA”) to Tenant. The foregoing however shall not be construed as a requirement of Landlord to procure such an SNDA from any future mortgagee and the failure to secure such a Non-Disturbance Agreement shall not constitute a default on the part of Landlord. Should Landlord be unable to obtain an SNDA from any future mortgagee, it shall upon completion of its financing, notify Tenant of such inability to have procured an SNDA in favor of Tenant.

12. Assignment or Subletting: Notwithstanding anything contained in Articles 17 or 18 of the Lease to the contrary, provided Tenant is not in default under the Lease beyond any applicable cure period and that the proposed assignment or sublet is for the same “use” as required of Tenant under the Lease, Tenant may, without the consent of Landlord, assign or sublet all of the Premises to a parent, subsidiary or affiliated company provided that Landlord is provided with at least thirty (30) days advance written notice of the anticipated assignment or subletting and that Tenant will not be released from any obligations hereunder as a result of such assignment or subletting.

13. Landlord’s Work: In connection with this Amendment Landlord agrees to perform the following work in the Additional Premises and to the Building:

a)

Landlord shall, where necessary in Landlord’s reasonable opinion upgrade the restrooms in the building to comply with all governmental requirements. Tenant may provide design input in regard to these upgrades, but all decisions and final determination shall be made by Landlord.

b)	Landlord shall provide electrical service to the electrical closet on each floor of the Building with 120/208 volt power panels and circuit breakers in place, along with an isolated grounding system.

c)	Landlord shall perform such work, as necessary, to make the two bathrooms on the 3rd floor Women’s bathrooms. ( Bathrooms on the second floor have already been retrofitted).

d)

Tenant acknowledges that the common areas on the floors to be occupied by Tenant are complete and Tenant accepts them in their “as is” condition. Any modifications to the floors resulting in a modification of the common areas shall be performed by Tenant at its sole cost and expense, subject to the approval of Landlord.

e)	Landlord represents and Tenant acknowledges that the automatic sprinkler system main loop is completed, operational and has been tested in accordance with NFPA requirements.

f)

Landlord shall install a connection point on each floor for the fire alarm system and the complete core fire detection system shall be installed, operating and tested in accordance with NFPA requirements.

g)	Landlord will upgrade and increase the capacity of the EIVAC system.

14. Additional Parking: As Tenant expands into the Additional Premises or the Expansion Space Landlord shall incrementally increase the parking available to Tenant such that at all times Tenant, upon occupancy of such Additional Premises or Expansion Space shall have a parking ratio of 6 car parking spaces per 1000 rentable square feet of the Premises. Should occupancy of the Premises increase to a level requiring a higher parking ratio pursuant to code and zoning requirements, Landlord will, subject to all applicable laws, code and zoning requirements, increase the number of car parking spaces to meet such increase, but in no event shall Landlord provide more than 7 car parking spaces per 1000 rentable square feet of the Premises. This parking shall be at no cost to Tenant. Should Tenant increase its occupancy which may result in a potential increase in the parking spaces to be provided by Landlord, Tenant shall provide Landlord with at least ninety (90) days written notice of such anticipated increase in occupancy.

15. Exterior Signs: Tenant shall be permitted to place exterior signs upon the Building, subject to Landlord’s approval as to design and installation, in locations proximate to the existing Equitrans signage and comparable in size to the Equitrans signage. The installation of such signage by Tenant shall be at Tenant’s sole cost and expense and shall comply with all code, zoning and governmental requirements regarding such signs. Upon the expiration or the earlier termination of the Lease. Tenant shall remove such signage from the Building and restore and repair the facade of the Building. Should Tenant fail to remove and restore the Building as required herein Landlord shall be permitted to do so and Tenant shall pay to Landlord the cost of doing so.

16. Emergency Generator: By separate agreement with Landlord, and at the request of Tenant, Equitrans, L.P. is obligated to remove the existing Equitrans generator from its current location but to leave the generator pad. Tenant acknowledges that it accepts such pad in its “as is” condition. Tenant may utilize such location for the installation of its own generator equipment. The use of the pad location shall be at no expense to Tenant. Tenant shall pay for the purchase, installation and maintenance of its generator at its sole cost and expense. Tenant shall comply with all codes, zoning and governmental requirements concerning the installation and use of generator equipment. At the expiration of the Extended Term, Tenant shall, upon request by Landlord, remove the generator equipment and pad and restore the area to its original condition.

17. Interference: If during the term an event should occur, such as a failure of utilities, order of governmental authority, building defect or mechanical malfunction and as a result thereof Tenant’s Premises become untenantable because Tenant cannot reasonably use the Premises for its customary business operations, Tenant ceases operation and vacates the Premises for a period in excess of six (6) consecutive business days, then commencing upon the 7th business day Tenant’s Rent shall abate until the Premises are again tenantable, as reasonably determined by Landlord.

18. Broker’s Commission: Tenant and Landlord each represents and warrants to the other that it has not dealt with any broker, agent, finder or other person in the negotiation for or the obtaining of this Third Amendment to Lease other than Landlord’s representative, Grubb & Ellis Company, and Tenant’s representative, Williams Real Estate Co. Inc. and The Gustine Company (collectively, the “Broker”) and agrees to indemnify and hold the other harmless from any and all costs (including reasonable attorneys’ fees) and liability for commissions or other compensation claimed by any such broker, agent, finder or other person other than the Broker employed by it or claiming to have been engaged by it in connection with this Third Amendment to Lease. Landlord and Tenant each acknowledges that Broker has acted only as agent with respect to the procurement and negotiation of this Third Amendment to Lease and agrees that Broker shall not be responsible or liable for any term, provision or condition of this Third Amendment to Lease. Landlord acknowledges that it shall be responsible for paying the Broker its fee pursuant to a separate agreement with Grubb & Ellis Company executed October 31, 2001.

19. Landlord Warranty: Landlord warrants that the Building is fit for the Use of Tenant as set forth in the Basic Lease Information of the Lease

20. Other than as amended herein, all other terms, provisions and conditions, including without limitation Article 20 of the Lease are hereby ratified and confirmed. Ali references to the Lease in this Amendment shall be applicable to the Lease as amended and shall include the terms of this Third Amendment to Lease effective the day and year first written above.

IN WITNESS WHEREOF the parties hereto set their hand the day and year first written above.

Attest:	Landlord:

3000 PARK LANE ASSOCIATES, A Pennsylvania general partnership

	By:	3000 PARK LANE, INC., general partner

By:
Carmen Taveras Cruz	By:	/s/ Charles Schouten
Secretary		Charles Schouten
President

Witness:	Tenant:

INTERNATIONAL REHABILITATION ASSOCIATES, INC.

	By:	/s/ Robert L. Hamilton
Robert L. Hamilton, Vice President

FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease dated March 6, 2003 between 3000 Park Lane Associates (“Landlord”) and International Rehabilitation Associates, Inc. (“Tenant”).

WITNESSETH:

WHEREAS, Parklane Associates, L.P. (Landlord’s predecessor in interest) and Tenant entered into a lease dated September 21, 1990; as amended as of May 21, 1991, February 5, 1997 and November 19, 2001, (the “Lease”) for certain premises on the first, second, third, fourth and fifth floors of 3000 Park Lane, Pittsburgh, PA (the “Building”) which as of September 30, 2002 contained 97,191 rentable square feet (the “Premises”), and

WHEREAS, Landlord succeeded to all of the interest of Parklane Associates, L.P., and

WHEREAS, Tenant has not taken possession of the Grubb and Ellis Space, as such term is defined in that certain Third Amendment to Lease dated as of November 19, 2001 by and between Landlord and Tenant (the “Third Amendment to Lease”)and desires that such space be returned to Landlord and Landlord is agreeable to same;

NOW THEREFORE, in consideration of the mutual benefits passing between the parties and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

1.

Notwithstanding anything contained in the Lease to the contrary, the Grubb and Ellis Space, which consists of 1,029 rentable square feet on the fourth (4th) floor of the Building, has not been delivered to Tenant. Landlord and Tenant agree that the Grubb & Ellis Space shall not be delivered to Tenant and shall no longer constitute a part of the Premises.

2.

Notwithstanding anything contained in the Lease to the contrary, as of October 1, 2002, the Premises shall be deemed to consist of 96,162 rentable square feet on the following floors (all of which Premises are currently occupied by Tenant):

First Floor	14,235 rsf
Second Floor	18,954 rsf
Third Floor	23,266 rsf
Fourth floor	16,258 rsf
Fifth Floor	23,449 rsf

a) Effective as of October 1, 2002 the Lease is amended as follows:

(i)	The Base Rent for the period of October 1, 2002-January 31, 2009 shall be $1,923,240.00 per year, based on $20.00 per rentable square foot.

(ii)	The Tenant’s Share of Excess Expenses (subject to Lease provisions) shall be 91.3089%.
(iii)	Tenant’s Share of Excess Taxes (subject to Lease provisions) shall be 91.3089%.

3.	Section 1.04 of Paragraph 6 of the Third Amendment to Lease is amended as follows:

a)

in subsection (i), line 1 and 2, delete: One Million Four Hundred Fifty Seven Thousand Eight Hundred Sixty Five and no/100s Dollars ($1,457,865.00)” and substitute therefor: “One Million Four Hundred Forty Two Thousand Four Hundred Thirty and no/100s Dollars ($1,442,430.00)”

b)

in subsection (i)(a) delete : “One Million Three Hundred Sixty Thousand Six Hundred Seventy Four and no/100s Dollars ($1,360,674.00)” and substitute therefor: “One Million Three Hundred Forty Six Thousand Two Hundred Sixty Eight and no/100s Dollars ($1,346,268.00)”

c)

in subsection (i)(b), line 1 and 2, delete: “Ninety Seven Thousand One Hundred Ninety One and no/100s Dollars ($97,191.00)” and substitute therefor: “Ninety Six Thousand One Hundred Sixty Two and no/100s Dollars ($96,162.00)”.

4.

Paragraph 8 of the Third Amendment to Lease adds Section 7.01 to the Lease and provides Tenant with an Option to Renew. This Option to Renew is applicable to the entire Premises. Tenant is desirous of having the additional right to exercise the Option to Renew in the event that it surrenders a portion of the Premises to Landlord upon expiration of the Lease and Landlord is agreeable to same upon the following terms and conditions:

a)

Tenant must occupy, at the time of the exercise of the Option to Renew for a portion of the Premises, and following the exercise of the Option to Renew for a portion of the Premises, at least 53,000 rentable square feet in the Building, ( the “Remaining Premises”);

b)

Tenant must exercise its Option to Renew for the Remaining Premises within the time constraints as set forth in the Lease for the exercise of its Option to Renew and shall simultaneously, with such notice of exercise, advise Landlord as to the portion of the Premises that it will be surrendering to Landlord at the expiration of the Initial Term, ( the “Surrendered Space”);

c)	Tenant must share its exterior and interior signage rights as set forth in the Lease with any other tenant in the Building occupying the Surrendered Space on a proportionate basis; and
d)	The Surrendered Space must be returned to Landlord in the condition as required in Section 31.8 of the Lease for the return of the Premises to Landlord at the expiration of the Lease Term.

Other than as amended herein all other terms, provisions and conditions of the Lease, including without limitation Article 20 of the Lease, are hereby ratified and confirmed.

IN WITNESS WHEREOF the parties hereto set their hand the day and year first written above.

Attest:		Landlord:

3000 PARK LANE ASSOCIATES, a Pennsylvania general partnership

		By:	3000 PARK LANE, INC., general partner

By:		By:
	Carmen Taveras Cruz		Charles Schouten
	Secretary		President

Witness:		Tenant:

By:		INTERNATIONAL REHABILITATION ASSOCIATES, INC.
		By:	/s/ Stephen R. Tetrault
Stephen R. Tetrault
Director, Real Estate Services
Authorized Signatory

FIFTH AMENDMENT TO LEASE

This Fifth Amendment to Lease dated April 30, 2003 between 3000 Park Lane Associates (“Landlord”) and International Rehabilitation Associates, Inc. (“Tenant”).

WITNESSETH:

WHEREAS, Parklane Associates, L.P. (Landlord’s predecessor in interest) and Tenant entered into a lease dated September 21, 1990, as amended as of May 21, 1991, February 5, 1997, November 19, 2001, and April 23, 2003 (the “Lease”) for certain premises on the first, second, third, fourth and fifth floors of 3000 Park Lane, Pittsburgh, PA (the “Building”) containing 96,162 rentable square feet all as particularly described in the Lease (the “Premises”), and

WHEREAS, Landlord succeeded to all of the interest of Parklane Associates, L.P., and

WHEREAS, Tenant desires to take possession of 1,570 rentable square feet on the fourth floor of the Building, which space shall be occupied based on the terms as set forth herein and Landlord is agreeable to same, and Landlord and Tenant wish to otherwise amend the Lease as set forth herein;

NOW THEREFORE, in consideration of the mutual benefits passing between the parties and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

1.

Additional Premises: Effective as of May 1, 2003 (the “Additional Premises Commencement Date”) Landlord shall make available to Tenant and Tenant shall lease 1,570 rentable square feet on the fourth floor of the Building, as more specifically shown on the attached Exhibit A (the “Additional Premises”).

2.

Additional Premises Term: The Additional Premises Term shall commence upon the Additional Premises Commencement Date and shall continue on a calendar month to month basis, terminable by either Landlord or Tenant at the end of a calendar month, upon thirty (30) days prior written notice, unless sooner terminated pursuant to the terms of the Lease, but in no event extending beyond the Expiration Date of the “Extended Term” of the Lease (as such term is defined in the Third Amendment to Lease) (the “Additional Premises Expiration Date”). Upon the expiration or sooner termination of the Additional Premises Term Tenant shall return the Additional Premises to Landlord in the condition as required by the Lease for the return of the Premises at the expiration or sooner termination of the Term. For all purposes of the Lease, other than as set forth herein, the Additional Premises during the Additional Premises Term shall constitute a part of the Premises and be subject to the terms of the Lease, other than the payment of any Tenant Improvement Allowance.

3.

“As Is” Condition: Tenant accepts the Additional Premises in its “as is, where is” condition. Landlord has no obligation to perform any work of any nature in the Additional Premises nor shall Tenant receive any Tenant Improvement Allowance in regard to the Additional Premises.

4.	Effective as of the Additional Premises Commencement Date and continuing through the Additional Premises Expiration Date:

(i)	The Base Rent for the Additional Premises shall be $31,400.00 per year, based on $20.00 per rentable square foot per year, payable in monthly installments of $2,616.67.
(ii)	The Tenant’s Share of Excess Expenses for the Additional Premises (subject to Lease provisions) shall be 1.491%.
(iii)	Tenant’s Share of Excess Taxes for the Additional Premises (subject to Lease provisions) shall be 1.491%.

5.	Other than as amended herein all other terms, provisions and conditions of the Lease, including without limitation Article 20 of the Lease, are hereby ratified and confirmed.

IN WITNESS WHEREOF the parties hereto set their hand the day and year first written above.

Attest:		Landlord:

3000 PARK LANE ASSOCIATES, a Pennsylvania general partnership
		By:	3000 PARK LANE, INC., general
partner

By:		By:
	Carmen Taveras Cruz		Charles Schouten
	Secretary		President

Attest:		Tenant:

INTERNATIONAL REHABILITATION ASSOCIATES, INC.

By:		By:
	WITNESS		Stephen R. Tetrault
Director, Real Estate Services Authorized Signatory

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE (“Amendment”) is made as of the 24 day of July, 2008, between WELLS VAF-3000 PARK LANE, LLC, a Delaware limited liability company (“Landlord”), and CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation (“Tenant”).

WHEREAS, Landlord and Tenant are the current parties to an Office Lease dated as of September 21, 1990 between Park Lane Associates L.P. and International Rehabilitation Associates, Inc. (“Original Lease”), for premises (“Premises”) in the building (“Building”) known as 3000 Park Lane, located in Pittsburgh, Pennsylvania (“Property”), as amended by the First Lease Amendment dated as of May 21, 1991, the Second Amendment to Lease dated February 5, 1997, the Third Amendment to Lease dated November 19, 2001, the Fourth Amendment to Lease dated March 6, 2003 and the Fifth Amendment to Lease dated April 30, 2003, and as assigned to Tenant by International Rehabilitation Associates, Inc. by Assignment and Assumption Agreement dated July 23, 2008 (collectively, and as amended herein, the “Lease”); and

WHEREAS, the parties desire to amend the Lease to (i) extend the term of the Lease, (ii) revise the size of the Premises during the extended term, (iii) change the basis on which Tenant pays rent under the Lease from a “gross” basis to a “net” basis and revise the rental rate under the Lease, (iv) provide certain improvement allowances from Landlord to Tenant, and (v) make certain other modifications to the Lease, all on the terms and subject to the conditions of this Amendment and the Lease.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Extension of Term. The term of the Lease is hereby modified to extend for a period (“Extended Term”) expiring on January 31, 2020 (“New Expiration Date”), unless sooner terminated in accordance with its terms. Tenant shall have the right to further extend the term of the Lease as provided in Section 7 of this Amendment.

2. Expansion of the Premises. Tenant and Landlord agree that as of the date of this Amendment the Premises contain 96,162 rentable square feet. Effective on August I, 2008 the Premises shall be expanded to include the entire leasable area of the Building containing approximately 105,315 rentable square feet, subject to expiration of the lease between Landlord and Mason Dixon Energy, Inc. with respect to 1,570 rentable square feet on the fourth floor of the Building that is currently scheduled to expire on July 25, 2010, Notwithstanding the foregoing, the parties acknowledge and agree that as an inducement for Tenant to enter into this Amendment and in recognition that Tenant shall require use of the entire Premises (excluding the Mason Dixon Energy, Inc. premises) prior to August 1, 2010 so that Tenant has adequate staging and swing space in connection with Tenant’s renovation of the Premises, Landlord has agreed that Tenant shall be responsible to pay Base Rent as provided in Section 3 of this Amendment (a) based on 80,000 rentable square feet of space for the period beginning on August 1, 2008 and ending on July 31, 2009, and (b) 92,500 rentable square feet of space for the period beginning on August 1, 2009 and ending on July 31, 2010 (but Tenant shall pay Expenses and Real Estate Taxes with respect to the entire Premises from and after August 1, 2008 as provided in Section 4 below).

3. Base Rent. Commencing on August 1, 2008, Tenant shall pay monthly Base Rent for the Premises as provided below and as otherwise provided in the Lease:

Period	Annual Base Rent	Monthly Base Rent	Annual Base Rent Per Sq. Ft.
August 1, 2008 - July 31, 2009	$1,000,000.00	$83,333.33	$12.50
August 1, 2009 - July 31, 2010	$1,181,225.00	$98,435.42	$12.77
August 1, 2010 - July 31, 2011	$1,373,307.60	$114,442.30	$13.04
August 1, 2011 - July 31, 2012	$1,402,795.80	$116,899.65	$13.32
August 1, 2012 - July 31, 2013	$1,432,284.00	$119,357.00	$13.60
August 1, 2013 - July 31, 2014	$1,462,825.35	$121,902.11	$13.89
August 1, 2014 - July 31, 2015	$1,494,419.85	$124,534.99	$14.19
August 1, 2015 - July 31, 2016	$1,526,014.35	$127,167.86	$14.49
August 1, 2016 - July 31, 2017	$1,558,662.00	$129,888.50	$14.80
August 1, 2017 - July 31, 2018	$1,591,309.65	$132,609.14	$15.11
August 1, 2018 - July 31, 2019	$1,625,010.45	$135,417.54	$15.43
August 1, 2019 - January 31, 2020	$1,659,764.40	$138,313.70	$15.76

4. Net Lease – Expenses and Real Estate Taxes. Commencing on August 1 , 2008, Tenant shall pay all Expenses and Real Estate Taxes relating to the entire Building, subject to a proportionate reduction (on a rentable square foot basis) with respect to the portion of the Building occupied by Mason Dixon Energy, Inc. during the remaining term of its lease. The definitions of the terms “Excess Taxes,” “Excess Expenses,” “Tenant’s Share of Excess Expenses” and “Tenant’s Share of Excess Taxes” are hereby deleted from Section 4 of the Original Lease. Such payments shall be made in accordance with the existing provisions of the Lease relating to Expenses and Real Estate Taxes, as amended hereby. For purposes of the forgoing, all references in Section 4.2 and Section 4.4 of the Original Lease to “Tenant’s Share of Excess Taxes” from and after August 1, 2008 shall be deemed to mean “Real Estate Taxes” and all references in Section 4.3 and Section 4.4 of the Original Lease to “Tenant’s Share of Excess Expenses” from and after August 1, 2008 shall be deemed to mean “Expenses”. Landlord acknowledges and agrees (i) that none of the capital expenditures incurred by Landlord in connection with the capital repairs to the roof of the Building, the windows and the curtain wall completed by Landlord prior to the date hereof shall be included in Expenses during the Extended Term; and (ii) that any expenses incurred by Landlord to correct any failure by Landlord to have performed the work described in clause (i) in a good and workmanlike manner shall also not be included in Expenses during the Extended Term. Except as expressly provided in the immediately preceding sentence, Expenses shall be determined in a manner consistent with Landlord’s prior practices and in accordance with the provisions of the Lease, and may include costs incurred by Landlord in connection with future repairs or replacements of any element of the Building’s roof, windows and/or curtain wall to the extent otherwise provided in the Lease, including without limitation in connection with any on-going maintenance program involving periodic re-caulking of windows in the Building.

5. Prorations. If August 1, 2008 is not the beginning date of an applicable payment period under the Lease, Landlord shall reasonably pro rate Tenant’s payment obligations on a per diem basis; and Tenant shall remain liable for all amounts accruing during or relating to the period prior to August 1, 2008, whether or not theretofore billed.

6. Parking. Commencing on August 1, 2008, Tenant and its employees shall be entitled to use 632 parking spaces at the Property (based on a ratio of 6 spaces/1,000 rentable square feet in the Premises), subject to the applicable provisions of the Lease relating to parking (other than those relating to the number of parking spaces).

7. Option to Renew.

(a) Tenant shall have the option, provided it is not in default at the time of exercise or at the time of commencement, beyond any applicable cure period, to extend the term of this Lease with respect to the entire Premises for two additional periods of five (5) years each (the “First Option Period” and the “Second Option Period,” as applicable). The First Option Period shall commence upon the expiration of the Extended Term and the Second Option Period, which is contingent upon Tenant exercising the First Option Period, shall commence upon the expiration of the First Option Period. These renewal options are in lieu of and supersede any and all other rights set forth in the Lease relating to any renewal of or extension of the term of the Lease.

(b) In order to exercise either Option, Tenant must provide Landlord with notice delivered utilizing the delivery method as set forth in the Lease, as set forth below. The Option Periods shall be on the same terms and provisions as set forth in the Lease except that the Base Rent during the Option Periods shall be equal to 95% of the then current Fair Market Rent Rate. The “Fair Market Rent Rate” as used herein, shall mean the fair market rental rate then being charged for like space on a “net” basis with a like “Use” as set forth in the Basic Lease Provisions of the Lease, similarly situated in first class office buildings reasonably proximate to the Building in the same city and/or geographical area, taking into consideration that Tenant shall be responsible during each Option Period for all Expenses and Taxes relating to the Building, Tenant’s credit worthiness, that a broker may or may not be involved, the value of rent concessions, buildout allowances and that Landlord may or may not lose rent because of any marketing or construction time. Such rent for an Option Period shall be as set forth by Landlord in its Rental Notice, as hereinafter defined.

(c) Tenant shall exercise such option by giving written notice thereof to Landlord no later than January 31, 2019 in the case of the First Option Period and no later than January 31, 2024 in the case of the Second Option Period, as applicable. If Tenant shall exercise such renewal option, Landlord shall give Tenant written notice (the “Rental Notice”) within thirty (30) days after receipt of Tenant’s exercise notice as to its proposed Base Rental rate for the Option Period. If Tenant shall dispute the proposed Base Rental rate and if the parties cannot agree upon the Base Rental rate on or prior to ten (10) months prior to the expiration of the Extended Term or First Option Period, as applicable, then either party may thereafter refer such dispute to arbitration in Pittsburgh, Pennsylvania in accordance with the rules of the American Arbitration Association then prevailing. If such arbitration shall not be concluded prior to the commencement of the Option Period, then the initial Base Rent for the Option Period shall be the rate proposed by Landlord in the Rental Notice (or, if lower, such rate as Landlord shall have proposed in the arbitration), which rate shall remain in effect until a ruling is reached in arbitration, and Tenant shall pay all Expenses and Taxes. If the arbitration shall result in a lower rent, Tenant shall be entitled to a credit against the next succeeding installments of Base Rent due hereunder for such overpayment as it shall have theretofore made. If the arbitration shall result in a higher rent, Tenant shall within thirty (30) days thereafter pay to Landlord the amount of the underpayment. Upon the determination of the matters referred in this Section 7, Landlord and Tenant shall enter into an agreement supplementary to the Lease, as amended, setting forth the applicable rent for the Option Period, but the failure to enter into any such supplementary agreement shall not affect the exercise of Tenant’s option under this Section. Each party shall pay all counsel fees and expenses of any counsel engaged by such party in connection with the arbitration, and the parties shall share equally all other expenses and fees of any such arbitration.

8. Condition of Premises.

(a) Tenant has been occupying the Premises, and agrees to accept the same “AS IS” without any agreements, representations, understandings or obligations on the part of Landlord to perform or pay for any alterations, repairs or improvements, except that Landlord shall construct, at its cost and expense, a new monument sign at the Property pursuant to plans reasonably approved by Tenant. Landlord covenants and agrees to operate the Building in a manner generally consistent with the operation of similar Class A office buildings in the suburban Pittsburgh office market.

(b) In the event it is determined from time to time during the Extended Term that levels of mold, mold growth or mold spores exist in ambient air in the Premises in excess of those allowed by applicable law or regulations, then:

(i) if the mold, mold growth or mold spores result from a condition that is Landlord’s responsibility under the “Repairs and Maintenance” provision set forth in the Rider to the Original Lease, Landlord shall be responsible for addressing that condition in accordance with the Lease and for completing any required remediation relating to the mold, mold growth or mold spores at the Landlord’s cost and expense pursuant to a work plan reasonably acceptable to Landlord and Tenant, including the requirement, at Tenant’s reasonable request, that any material remediation work take place after normal business hours; and

(ii) if the mold, mold growth or mold spores result from a condition that is not the Landlord’s responsibility under the “Repairs and Maintenance” provision set forth in the Rider to the Original Lease, Tenant shall be responsible for addressing that condition in accordance with the Lease and for completing any required remediation relating to the mold, mold growth or mold spores at the Tenant’s sole cost and expense pursuant to a work plan reasonably acceptable to Landlord and Tenant, including the requirement, at Tenant’s reasonable request, that any material remediation work take place after normal business hours.

9. Tenant Improvement Allowances.

(a) Tenant Improvement Allowance. As an inducement to Tenant to enter into this Amendment, Landlord shall provide Tenant with an allowance (“Tenant Improvement Allowance”) in the amount of $1,263,780 (equal to $12.00 multiplied by 105,315 rentable square feet).

(i) Tenant to Arrange for Work. Tenant shall arrange for certain improvements to the Premises (the “Work”) to be planned and performed in accordance with the provisions of this Amendment and applicable provisions of the Lease and plans and specifications approved by Landlord (“Plans”). Tenant shall pay when due all costs for or related to the Work whatsoever, including any plans therefor (“Costs of the Work”), and Landlord shall reimburse such costs up to the Tenant Improvement Allowance, as further described below.

(ii) Allowance and Administrative Fee. Landlord shall provide the Tenant Improvement Allowance towards the Costs of the Work relating to permanent leasehold improvements, architectural fees, fixtures, equipment, and data and telecommunications cabling. Tenant shall pay Landlord’s out-of-pocket costs, if any, in an amount not to exceed $5,000.00 in the aggregate, for architectural and engineering review of any plans or engineering reports, and all revisions thereof.

(iii) Funding and Disbursement. Landlord shall fund and disburse the Tenant Improvement Allowance within thirty (30) days after the Work has been completed in accordance with the Plans, and Tenant has submitted all invoices, architect’s certificates, a Tenant’s affidavit, complete unconditional lien waivers and affidavits of payment by all Tenant’s contractors, and such other evidence as Landlord may reasonably require that the cost of the Work has been paid and that no architect’s, mechanic’s, materialmen’s or other such liens have been or may be filed against the Property or the Premises arising out of the design or performance of such Work. Landlord may issue checks to fund the Allowance jointly or separately to Tenant, its general contractor, and any other of Tenant’s Contractors. Tenant shall allocate all of the Tenant Improvement Allowance to the Costs of the Work; any portion remaining after payment of the Costs of the Work shall belong to Landlord.

(b) Additional Allowance. Landlord shall also provide to Tenant an additional improvement allowance (the “Additional Allowance”) in the amount of $263,287.50 (equal to $2.50 multiplied by 105,315 rentable square feet) under the same conditions as set forth in Section 9(a) above except that the Additional Allowance may be used only for costs relating to renovations to bathrooms and new wallcoverings and painting in common areas of the Building.

(c) Acknowledgement. Tenant acknowledges that all other allowances set forth in the Lease have been paid or satisfied in full and except as provided in this Section 9 Tenant is not entitled to any improvement allowances or contributions from Landlord with respect to the Premises or the Building.

10. Exterior Signs. Notwithstanding anything contained in Paragraph 15 of the Third Amendment to Lease to the contrary, if at any time during the Extended Term (as such Extended Term may be further extended by exercise of any Option to Renew) Tenant occupies less than 60,000 square feet of Rentable Area in the Building, Tenant’s right to exterior Building sign(s) shall cease. Landlord may, in its sole discretion, provide notice to Tenant, and Tenant shall, within thirty (30) days after notice from Landlord, remove such signage from the Building and restore and repair the Building facade. Should Tenant fail to remove its signage from the Building and restore and repair the Building facade as required herein, Landlord shall be permitted to do so and Tenant shall pay all costs incurred by Landlord within thirty (30) days after receipt of an invoice therefor.

11. Right of First Offer. Provided that no default by Tenant has occurred and is continuing hereunder, Landlord hereby agrees that in the event Landlord determines to sell and/or develop the parking lot parcel owned by Landlord located adjacent to the Building (the “Adjacent Parcel”) Landlord shall notify Tenant in writing of such determination and Tenant shall have the right, for a period of 15 days following Tenant’s receipt of such notice, to negotiate with Landlord concerning Tenant’s occupancy of any development to be undertaken on such property or Tenant’s purchase or lease of such parcel. If Tenant does not enter into with Landlord a letter of intent or equivalent instrument (the “LOI”) setting forth the material terms of Tenant’s occupancy or purchase of the Adjacent Parcel within such 15 day period, then Tenant’s rights and Landlord’s obligations under this Section shall terminate, and Landlord shall have the right to sell or develop the Adjacent Parcel without any further obligation to Tenant with respect to the Adjacent Parcel. If Tenant and Landlord enter into the LOI within such 15 day period, then Landlord and Tenant shall have a period of 30 days beginning on the date of the LOI within which to negotiate the definitive agreement relating to such occupancy or purchase by Tenant. If Tenant does not enter into such definitive agreement with Landlord within such 30 day period, then Tenant’s rights and Landlord’s obligations under this Section shall terminate, and Landlord shall have the right to sell or develop the Adjacent Parcel without any further obligation to Tenant with respect to the Adjacent Parcel.

12. Other Terms; Certain Provisions Deleted. Except to the extent inconsistent herewith or provided to the contrary herein all provisions of the Lease currently in effect or scheduled to become effective shall remain in effect and become effective in accordance with their terms, except for any provisions which by their express terms have lapsed, are scheduled to lapse, or were to be in effect only during the initial Term or other period (in which case such express terms shall govern the periods during which such provisions were, or will remain, in effect). Notwithstanding the foregoing, this Amendment is intended to supersede any rights of Tenant to expand or lease additional space, reduce the size of the Premises or terminate the Lease early, and all such provisions are hereby deleted.

13. Real Estate Brokers. Tenant hereby represents to Landlord that Tenant has not dealt with any broker, salesperson, agent or finder in connection with this Amendment, except Tenant’s exclusive representative, CB Richard Ellis, Inc., and Landlord’s exclusive representative, CBRE Asset Services, and agrees to defend, indemnify and hold Landlord, and its employees, agents and affiliates harmless from all liabilities and expenses (including reasonable attorneys’ fees and court costs) arising from any claims or demands of any other broker, salesperson, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with this Amendment.

14. No Offer. This Amendment shall not be binding on the parties unless and until fully signed and delivered by both parties.

15. Entire Agreement; Full Force and Effect; Conflicts. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. As amended herein, the Lease shall remain in full force and effect. As an inducement for Landlord to enter into this Amendment, Tenant hereby represents that, to the best of Tenant’s knowledge, Landlord is not in violation of the Lease, and that Landlord has fully performed all of its obligations under the Lease as of the date on which Tenant signs this Amendment. In case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern.

16. Interpretation. This Amendment shall be interpreted in a reasonable manner in conjunction with the Lease. If an Exhibit is attached to this Amendment, the term “Lease” therein shall refer to this Amendment or the Lease as amended, and terms such as “Commencement Date” and “Lease Term” shall refer to analogous terms in this Amendment, all as the context expressly provides or reasonably implies. Unless expressly provided to the contrary herein: (a) any terms defined herein shall have the meanings ascribed herein when used as capitalized terms in other provisions hereof, (b) capitalized terms not otherwise defined herein shall have the meanings, if any, ascribed thereto in the Lease, and (c) non-capitalized undefined terms herein shall be interpreted broadly and reasonably to refer to terms contained in the Lease which have a similar meaning, and as such terms may be further defined therein.

17. Limitation of Liability. Tenant agrees to look solely to Landlord’s interest in the Property for the enforcement of any judgment, award, order or other remedy under or in connection with the Lease or any related agreement, instrument or document or for any other matter whatsoever relating thereto or to the Property or Premises. Under no circumstances shall any present or future, direct or indirect, principals or investors, general or limited partners, officers, directors, shareholders, trustees, beneficiaries, participants, advisors, managers, employees, agents or affiliates of Landlord, or of any of the other foregoing parties, or any of their heirs, successors or assigns have any liability for any of the foregoing matters. In no event shall either party be liable to the other party for any consequential damages. If Landlord shall convey or transfer the Property or any portion thereof in which the Premises are contained to another party, such party shall thereupon be and become landlord hereunder, shall be deemed to have fully assumed all of Landlord’s obligations under this Lease accruing during such party’s ownership, including the return of any security deposit, and Landlord shall be free of all such obligations accruing from and after the date of conveyance or transfer.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

LANDLORD:

WELLS VAF - 3000 PARK LANE, LLC, a Delaware limited liability company

By:	Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its sole member

By:	Wells Investment Management Company, LLC, a Georgia limited liability company, its manager

By: /s/ Kevin A. Hoover
Name: Kevin Hoover
Title: President

TENANT:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation

By:	/s/ Joseph M. Dougherty
Joseph M. Dougherty
Title:	Assistant Vice President